AGREEMENT AND PLAN OF MERGER
                                   dated as of
                                December 16, 2007
                                 by and between
                                S&T Bancorp, Inc.
                                       and
                                IBT Bancorp, Inc.

                                TABLE OF CONTENTS

                                                                                                                 Page
                                                                                                                 ----


ARTICLE I   CERTAIN DEFINITIONS...................................................................................1

         Section 1.01      Certain Definitions....................................................................1


ARTICLE II   THE MERGER...........................................................................................8

         Section 2.01      The Parent Merger......................................................................8

         Section 2.02      The Subsidiary Merger..................................................................9

         Section 2.03      Effectiveness of the Parent Merger.....................................................9

         Section 2.04      Effective Date and Effective Time......................................................9


ARTICLE III   CONSIDERATION; EXCHANGE PROCEDURES..................................................................9

         Section 3.01      Merger Consideration...................................................................9

         Section 3.02      Rights as Shareholders; Stock Transfers...............................................13

         Section 3.03      Fractional Shares.....................................................................13

         Section 3.04      Exchange Procedures...................................................................13

         Section 3.05      Anti-Dilution Provisions..............................................................14

         Section 3.06      Options...............................................................................15


ARTICLE IV   ACTIONS PENDING ACQUISITION.........................................................................15

         Section 4.01      Forbearances of Seller................................................................15

         Section 4.02      Forbearances of Purchaser; Adverse Actions............................................18


ARTICLE V   REPRESENTATIONS AND WARRANTIES.......................................................................18

         Section 5.01      Disclosure Schedules..................................................................18

         Section 5.02      Representations and Warranties of Seller..............................................18

         Section 5.03      Representations and Warranties of Purchaser...........................................35


ARTICLE VI   COVENANTS...........................................................................................42

         Section 6.01      Reasonable Best Efforts...............................................................42

         Section 6.02      Shareholder Approval..................................................................43

         Section 6.03      Registration Statement................................................................43

         Section 6.04      Press Releases........................................................................44

         Section 6.05      Access; Information...................................................................44

         Section 6.06      Acquisition Proposals.................................................................45

         Section 6.07      Takeover Laws.........................................................................46

         Section 6.08      Reports...............................................................................46

         Section 6.09      Nasdaq Listing........................................................................47

         Section 6.10      Regulatory Applications...............................................................47

         Section 6.11      Seller Employees; Director and Management; Indemnification............................47

         Section 6.12      Notification of Certain Matters.......................................................51

         Section 6.13      Dividend Coordination.................................................................51

         Section 6.14      Board of Directors; Advisory Board....................................................51

         Section 6.15      Tax Treatment.........................................................................51

         Section 6.16      No Breaches of Representations and Warranties.........................................52

         Section 6.17      Consents..............................................................................52

         Section 6.18      Insurance Coverage....................................................................52

         Section 6.19      Correction of Information.............................................................52

         Section 6.20      Confidentiality.......................................................................52

         Section 6.21      Voting Agreement......................................................................53

         Section 6.22      Certain Policies......................................................................53

         Section 6.23      Brokerage and Finder's Fees...........................................................53

         Section 6.24      Section 16(b) Exemption. .............................................................53


ARTICLE VII   CONDITIONS TO CONSUMMATION OF THE MERGER...........................................................54

         Section 7.01      Conditions to Each Party's Obligation to Effect the Merger............................54

         Section 7.02      Conditions to Obligation of Seller....................................................55

         Section 7.03      Conditions to Obligation of Purchaser.................................................56


ARTICLE VIII   TERMINATION.......................................................................................56

         Section 8.01      Termination...........................................................................56

         Section 8.02      Effect of Termination and Abandonment; Enforcement of Agreement.......................59

         Section 8.03      Termination Fee.......................................................................59


ARTICLE IX   MISCELLANEOUS.......................................................................................60

         Section 9.01      Survival..............................................................................60

         Section 9.02      Waiver; Amendment.....................................................................60

         Section 9.03      Counterparts..........................................................................60

         Section 9.04      Governing Law.........................................................................61

         Section 9.05      Expenses..............................................................................61

         Section 9.06      Notices...............................................................................61

         Section 9.07      Entire Understanding; No Third Party Beneficiaries....................................62

         Section 9.08      Interpretation; Effect................................................................62

         Section 9.09      Waiver of Jury Trial..................................................................63

         Section 9.10      Severability..........................................................................63

         Section 9.11      Assignment............................................................................63

         Section 9.12      Time of Essence.......................................................................63



Exhibit A         Form of Voting Agreement

                          AGREEMENT AND PLAN OF MERGER


         This AGREEMENT AND PLAN OF MERGER, dated as of December 16, 2007 (this "Agreement"), is by and between S&T Bancorp, Inc. ("Purchaser"), a Pennsylvania corporation, having its principal place of business at 800 Philadelphia Street, Indiana, Pennsylvania 15701-3921, and IBT Bancorp, Inc. ("Seller"), a Pennsylvania corporation, having its principal place of business in 309 Main Street, Irwin, Pennsylvania 15642.

                                    RECITALS

         A. The Proposed Transaction. The parties intend to effect a business combination through the merger of Seller with and into Purchaser (the "Parent Merger").

         B. Board Determination. The respective boards of directors of Purchaser and Seller have each determined that the Parent Merger and the other transactions contemplated hereby are consistent with and will further their respective business strategies and goals and are in the best interests of their respective shareholders and, therefore, have approved the Parent Merger, this Agreement and the plan of merger contained in this Agreement.

         C. Intended Tax Treatment. The parties intend the Parent Merger to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and intend for this Agreement to constitute a "plan of reorganization" for purposes of Sections 354 and 361 of the Code.

         NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants, representations, warranties and agreements contained herein, intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

         Section 1.01 Certain Definitions. The following terms are used in this Agreement with the meanings set forth below (such meaning to be equally applicable to both the singular and plural forms of the term defined):

         "Acquisition Proposal" has the meaning set forth in Section 6.06(a).

         "Affiliate   Agreements"   has  the   meaning   set  forth  in  Section
5.02(k)(i)(N).

         "Agreement" means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

         "Agreement to Merge" has the meaning set forth in Section 2.02.

         "All Cash Election" has the meaning set forth in Section 3.01(b)(ii).

         "All Stock Election" has the meaning set forth in Section 3.01(b)(i).

         "AMEX" means the American Stock Exchange, Inc.

         "Bank" means Irwin Bank, a banking corporation organized under the laws of the Commonwealth of Pennsylvania and a wholly-owned subsidiary of Seller.

         "Banking Department" means the Pennsylvania Department of Banking.

         "BHC Act" means the Bank Holding Company Act of 1956, as amended.

         "Cash Consideration" has the meaning set forth in Section 3.01(a)(i).

         "Cash   Proration   Factor"  has  the  meaning  set  forth  in  Section
3.01(i)(ii).

         "Claim" has the meaning set forth in Section 6.11(f).

         "Closing" has the meaning set forth in Section 2.04.

         "Code" has the meaning set forth in Recital C.

         "Company-Owned Stock" shall mean shares of Seller Stock held by Seller or any of its Subsidiaries or by Purchaser or any of its Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted in good faith.

         "Covered Parties" has the meaning set forth in Section 6.11(g).

         "Continuing Employees" has the meaning set forth in Section 6.11(a).

         "Disclosure Schedule" has the meaning set forth in Section 5.01.

         "Effective Date" means the date on which the Effective Time occurs, as provided for in Section 2.04.

         "Effective Termination Date" has the meaning set forth in Section 8.01(g).

         "Effective Time" means the time on the Effective Date as provided for in Section 2.03.

         "Election Deadline" has the meaning set forth in Section 3.01(e).

         "Election Form" has the meaning set forth in Section 3.01(e).

         "Environmental Laws" means all applicable local, state and federal environmental, health and safety laws and regulations, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Federal Clean Air Act, and the Occupational Safety and Health Act, each as amended, the regulations promulgated thereunder, and their respective state counterparts.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" has the meaning set forth in Section 5.02(m)(i).

         "ERISA Affiliate Plan" means any bonus, deferred compensation, incentive compensation, stock purchase, stock option, employment or consulting, severance pay or benefit, change in control, savings, medical, life or other insurance, vacation, welfare benefit, fringe benefit, cafeteria, profit-sharing or pension benefit plan, program, agreement or arrangement, and each other employee benefit or compensation plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by an ERISA Affiliate.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         "Exchange Agent" has the meaning set forth in Section 3.04(a).

         "FDIA" has the meaning set forth in Section 5.02(c)(iv).

         "FDIC" means the Federal Deposit Insurance Corporation.

         "FRB" means the Board of Governors of the Federal Reserve System.

         "GAAP" means accounting principles generally accepted in the United States.

         "Governmental  Authority"  means any  court,  administrative  agency or
commission  or  other  federal,   state  or  local  governmental   authority  or
instrumentality.

         "Hazardous Material" means, collectively, (i) any "hazardous substance" as defined by CERCLA, (ii) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended through the date hereof, and (iii) other than common office supplies, any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable Federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as now in effect.

         "Indemnified Parties" has the meaning set forth in Section 6.11(f).

         "Information" has the meaning set forth in Section 6.20.

         "Insurance Amount" has the meaning set forth in Section 6.11(h).

         "IRS" means the Internal Revenue Service.

         The term "knowledge" means, with respect to Seller, actual knowledge after reasonable investigation by any of the following officers: Messrs. Urtin, Bowell, Finui, & Suchta, and with respect to Purchaser, any officer with the title of not less than a senior vice president or in-house counsel, if any.

         "Letter of Transmittal" has the meaning set forth in Section 3.04(b).

         "Lien"  means  any  charge,   mortgage,   pledge,   security  interest,
restriction, claim, lien, or encumbrance of any kind.

         "Material Adverse Effect" means, with respect to Seller or Purchaser, any effect that (i) is material and adverse to the financial position, results of operations or business of Seller and its Subsidiaries taken as a whole, or Purchaser and its Subsidiaries taken as a whole, respectively, or (ii) would materially impair the ability of either Seller or Purchaser to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that in determining whether a Material Adverse Effect has occurred there shall be excluded any effect on the referenced party due to (i) any change in banking or similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities to the extent not affecting such party to a materially greater extent than it affects other Persons in the bank business, (ii) any change in GAAP or regulatory accounting requirements applicable to financial institutions or their holding companies generally, (iii) any change, circumstance, development, condition or occurrence in economic, business, or financial conditions generally or affecting the banking business including changes in interest rates to the extent not affecting such party to a materially greater extent than it affects other Persons in the bank business, (iv) actions and omissions of a party hereto (or any of its Subsidiaries) taken at the direction of the other party in contemplation of the transactions contemplated hereby or taken as specifically provided in this Agreement, (v) the direct effects of the announcement of this Agreement and compliance with its terms on the operating performance of the party, including expenses incurred by such party in consummating the transactions contemplated by this Agreement, and (vi) any item Previously Disclosed in a party's Disclosure Schedule.

         "Material Contracts" has the meaning set forth in Section 5.02(k)(ii).

         "Merger" collectively refers to the Parent Merger and the Subsidiary Merger, as described in Section 2.01 and Section 2.02, respectively.

         "Merger Consideration" has the meaning set forth in Section 3.01(a).

         "Mixed Election" has the meaning set forth in Section 3.01(b)(iii).

         "Nasdaq" means The Nasdaq Stock Market, Inc.

         "New Certificates" has the meaning set forth in Section 3.04(a).

         "Non-Election Proration Factor" has the meaning set forth in Section 3.01(i)(ii)(B).

         "Non-Election Shares" has the meaning set forth in Section 3.01(a)(iv).

         "Old Certificates" has the meaning set forth in Section 3.04(a).

         "Parent Merger" has the meaning set forth in Recital A.

         "PBCL" means the Pennsylvania Business Corporation Law.

         "Person" has the meaning set forth in Section 5.02(k)(i)(D).

         "Previously Disclosed" by a party shall mean information set forth in its Disclosure Schedule. Disclosure of any information, agreement, or other item in a party's Disclosure Schedule referenced by a particular Section in this Agreement shall, should the existence of such information, agreement, or other item or its contents be relevant to any other Section, be deemed to be disclosed with respect to that Section if such information is explicitly discussed in that Section of the Disclosure Schedule or if such other Section shall be cross-referenced in another Section of the Disclosure Schedule.

         "Proxy/Prospectus" has the meaning set forth in Section 6.03(a).

         "Purchaser Articles" means the Articles of Incorporation of Purchaser, as amended.

         "Purchaser Bank" means S&T Bank, a banking corporation organized under the laws of the Commonwealth of Pennsylvania and a wholly-owned subsidiary of Purchaser.

         "Purchaser Board" means the Board of Directors of Purchaser.

         "Purchaser Bylaws" means the Bylaws of Purchaser, as amended.

         "Purchaser Common Stock" means the common stock, $2.50 par value, of Purchaser.

         "Purchaser Preferred Stock" means the preferred stock, no par value, of Purchaser.

         "Purchaser Off Balance Sheet  Transaction" has the meaning set forth in
Section 5.03(m).

         "Purchaser Ratio" has the meaning set forth in Section 8.01(g)(ii).

         "Purchaser SEC Documents" has the meaning set forth in Section 5.03(f)(i).

         "Purchaser Share Price" has the meaning set forth in Section 3.01(a).

         "Purchaser Welfare Plans" has the meaning set forth in Section 6.11(a).

         "Registration Statement" has the meaning set forth in Section 6.03(a).

         "Regulatory Authority" shall mean any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions and their subsidiaries

(including their holding companies) or issuers of securities (including, without limitation, the Banking Department, the FRB, the FDIC and the SEC).

         "Representatives" has the meaning set forth in Section 6.06(a).

         "Rights" means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such Person.

         "Rights Agreement" means the Rights Agreement, dated as of November 18, 2003, by and between Seller and Registrar and Transfer Company, as Rights Agent.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         "Seller" has the meaning set forth in the preamble to this Agreement.

         "Seller Articles" means the Articles of Incorporation of Seller, as amended.

         "Seller Board" means the Board of Directors of Seller.

         "Seller Bylaws" means the Bylaws of Seller.

         "Seller Common Stock" means the common stock, par value $1.25 per share, of Seller.

         "Seller Financial Statements" has the meaning set forth in Section 5.02(g)(i).

         "Seller Insiders" has the meaning set forth in Section 6.24.

         "Seller Meeting" has the meaning set forth in Section 6.02.

         "Seller Off  Balance  Sheet  Transaction"  has the meaning set forth in
Section 5.02(u).

         "Seller SEC Documents" has the meaning set forth in Section 5.02(gg).

         "Seller Section 16 Information" has the meaning set forth in Section 6.24.

         "Seller Stock" means Seller Common Stock.

         "Seller Stock Option" has the meaning set forth in Section 3.06.

         "Seller Stock Plan" means Seller's 2000 Stock Option Plan and the agreements thereunder pursuant to which rights to purchase Seller Common Stock are outstanding immediately prior to the Effective Time.

         "Seller Welfare Plans" has the meaning set forth in Section 6.11(a).

         "Shortfall Number" has the meaning set forth in Section 3.01(i)(ii).

         "Significant Subsidiary" has the meaning set forth in Section 6.06(a).

         "Stock Consideration" has the meaning set forth in Section 3.01(a)(ii).

         "Stock Conversion Number" has the meaning set forth in Section 3.01(h).

         "Stock   Election   Number"  has  the  meaning  set  forth  in  Section
3.01(i)(i).

         "Stock Exchange Ratio" has the meaning set forth in Section 3.01(a).

         "Subsidiary", "Subsidiaries" and "Significant Subsidiary" have the meanings ascribed to them in Rule 1-02 of Regulation S-X of the SEC.

         "Subsidiary Merger" has the meaning set forth in Section 2.02.

         "Superior Proposal" has the meaning set forth in Section 8.01(f).

         "Surviving Corporation" has the meaning set forth in Section 2.01.

         "Takeover Laws" has the meaning set forth in Section 5.02(o).

         "Takeover Provisions" has the meaning set forth in Section 5.02(o).

         "Tax" or "Taxes" means any and all federal, state, local or foreign taxes, charges, fees, levies, duties, tariffs, imposts, other assessments and other similar fees or similar charges, however denominated (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto),the liability for which is imposed by any government or taxing authority, by contractual agreement, as a result of being a member of any affiliated, consolidated, combined, unitary or similar group, as a successor to or transferee of another person, or otherwise including, without limitation, all income, franchises, windfall or other profits, gross receipts, license, property, sales, use, service, service use, capital stock, payroll, employment, social security, disability, severance, workers' compensation, employer health, unemployment compensation, net worth, excise, withholding, estimated, severance, occupation, customs, duties, fees, ad valorem, property, environmental, stamp, transfer, value added, gains, license, registration, recording and documentation fees or other taxes, custom duties, fees, assessments or charges of any kind whatsoever.

         "Tax Return" or "Tax Returns" means returns, declarations, reports, statements, elections, estimates, claims for refund, information returns or other documents (including any related or supporting schedules, exhibits, statements or information, any amendment to the foregoing, and any sales and use and resale certificates) filed or required to be filed in connection with the determination, assessment, payment, deposit, collection or reporting of any Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

         "Termination Fee" has the meaning set forth in Section 8.03(a).

                                   ARTICLE II

                                   THE MERGER

         Section 2.01 The Parent Merger. At the Effective Time, (i) Seller shall be merged with and into Purchaser, and (ii) the separate corporate existence of Seller shall cease and Purchaser shall survive and continue to exist as a Pennsylvania corporation (Purchaser, as the surviving corporation in the Parent Merger, sometimes being referred to herein as the "Surviving Corporation"). The Purchaser Articles, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation, and the Purchaser Bylaws, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation. Purchaser may at any time prior to the Effective Time change the method of effecting the Merger (including, without limitation, the provisions of this Article II) if and to the extent it deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of Seller Stock as provided for in Article III of this Agreement (subject to adjustment as provided in Sections 3.05), (ii) adversely affect the tax treatment of the Parent Merger as a reorganization under Section 368(a) of the Code, or (iii) materially impede or delay consummation of the transactions contemplated by this Agreement.

         Section 2.02 The Subsidiary Merger. As soon as practicable after the execution and delivery of this Agreement, Purchaser Bank and the Bank shall enter into an agreement (the "Agreement to Merge"), pursuant to which the Bank will merge with and into Purchaser Bank (the "Subsidiary Merger"). Upon consummation of the Subsidiary Merger, the separate corporate existence of the Bank shall cease and Purchaser Bank shall survive and continue to exist as a Pennsylvania state banking corporation. (The Parent Merger and the Subsidiary Merger shall sometimes collectively be referred to herein as the "Merger.")

         Section 2.03 Effectiveness of the Parent Merger. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the Parent Merger shall become effective upon the occurrence of the filing of articles of merger with the Department of State of the Commonwealth of Pennsylvania in accordance with Section 1927 of the PBCL, or such later date and time as may be set forth in such filings (the time the Merger becomes effective on the Effective Date being referred to as the "Effective Time").

         Section 2.04 Effective Date and Effective Time. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the closing of the Merger (the "Closing") will take place at such location as the parties may mutually agree at 11:00 a.m. on (i) the date designated by Purchaser that is within thirty (30) days following the satisfaction or waiver of the conditions set forth in Article VII, other than those conditions that by their nature are to be satisfied at the Closing (the "Effective Date"); provided, however, that no such election shall cause the Effective Date to fall after the date specified in Section 8.01(c) hereof or after the date or dates on which any Regulatory Authority approval or any extension thereof expires, or (ii) such other date to which the parties may agree in writing.

                                  ARTICLE III

                       CONSIDERATION; EXCHANGE PROCEDURES

         Section 3.01 Merger Consideration. (a)Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Parent Merger and without any action on the part of any Person, each share of Seller Common Stock (excluding Company-Owned Stock) issued and outstanding immediately prior to the Effective Time shall be converted at the election of the holder thereof (in accordance with the election and allocation procedures set forth in Section 3.01(b), (e), (h), (i) and (j)) into either (i) the right to receive $31.00 in cash without interest (the "Cash Consideration") or (ii) an amount of Purchaser Common Stock equal to the quotient, carried to four decimal places (the "Stock Exchange Ratio") of (A) $31.00 divided by (B) the Purchaser Share Price (as defined below) of a share of Purchaser Common Stock (the "Stock Consideration"); provided, however, that in no event may the Stock Exchange Ratio be less than
0.93 or greater than 0.97. If the Stock Exchange Ratio otherwise would be less than 0.93 or greater than 0.97, then 0.93 or 0.97, respectively, shall be used. For purposes of this Agreement, the "Purchaser Share Price" of the Purchaser Common Stock shall be the average of the high and low sale prices of Purchaser Common Stock (as reported on Nasdaq or, if not reported thereon, in another authoritative source) for each of the twenty (20) trading days immediately preceding the date of the Seller Meeting (as defined in Section 6.02). The Cash Consideration and the Stock Consideration are sometimes referred to herein collectively as the "Merger Consideration."

                 (b) Election as to Outstanding Seller Common Stock. The Seller shareholders (excluding Seller and Purchaser) will have the following options in connection with the exchange of their Seller Common Stock in connection with the Merger:

                        (i) AT THE OPTION OF THE HOLDER, all of such holder's Seller Common Stock deposited with the Exchange Agent shall be converted into and become the Stock Consideration (such election, the "All Stock Election"), provided that fractional shares will not be issued and cash (payable by check) will be paid in lieu thereof as provided in Section 3.03; or

                        (ii) AT THE OPTION OF THE HOLDER, all of such holder's Seller Common Stock deposited with the Exchange Agent shall be converted into and become the Cash Consideration (such election, the "All Cash Election"): or

                        (iii) AT THE OPTION OF THE HOLDER, such holder's aggregate number of shares of Seller Common Stock deposited with the Exchange Agent shall be converted into and become any combination of the Stock Consideration and the Cash Consideration (such election, the "Mixed Election"); or

                        (iv) IF NO ELECTION (AS DEFINED IN SECTION 3.01(d)) IS MADE BY THE HOLDER BY THE ELECTION DEADLINE (AS DEFINED IN SECTION 3.01(e)), all of such holder's shares of Seller Common Stock shall be deemed to be "Non-Election Shares" and shall be convertible at the discretion of Purchaser into either the

Stock Consideration or the Cash Consideration, or a combination thereof, subject to the allocation and proration provisions in Section 3.01(g)(h) and (i).

                (c) Company-Owned Stock. Each share of Seller Common Stock held as Company-Owned Stock immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

                (d) Outstanding Purchaser Common Stock. Each share of Purchaser Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and unaffected by the Merger.

                (e) Procedures   for  Election.   An  election  form  and  other
appropriate transmittal materials in such form as Seller and Purchaser shall mutually agree (the "Election Form") shall be mailed to shareholders of Seller concurrent with or immediately after the mailing of the Proxy/Prospectus. The "Election Deadline" shall be the business day prior to the date of the Seller Meeting, after which an Election may not be made.

                (f) Perfection of the Election. An Election shall be considered to have been validly made by a Seller shareholder only if the Exchange Agent (as defined in Section 3.04) shall have received an Election Form properly completed and executed by such shareholder prior to the Election Deadline. Holders of record of shares of Seller Common Stock who hold such shares as nominees, trustees or in other representative capacities (a "Representative") may submit multiple Election Forms, provided that such Representative certifies that each such Election Form covers all the shares of Seller Common Stock held by that Representative for a particular beneficial owner.

                (g) Revocation of Election. Any Seller shareholder may at any time prior to the Election Deadline revoke such shareholder's election and submit a new Election Form in accordance with the procedures in Section 3.01(e) by providing written notice that is received by the Exchange Agent by 5:00 p.m., local time for the Exchange Agent, on the business day prior to the Election Deadline. Elections may be similarly revoked if the Effective Date does not occur by September 30, 2008.

                (h) Limitations on Stock Consideration. Notwithstanding any other provision contained in this Agreement (other than Section 3.01(j)), 55% of the total number of shares of Seller Common Stock outstanding at the Effective Time (excluding shares of Seller Common Stock to be cancelled as provided in Section 3.01(b)) (the "Stock Conversion Number") shall be converted into the Stock Consideration and the remaining outstanding shares of Seller Common Stock (excluding shares of Seller Common Stock to be canceled as provided in Section 3.01(b)) shall be converted into the Cash Consideration.

                (i) Allocation and Proration. To the extent necessary to satisfy the limitations in Section 3.01(g), within three business days after the Election Deadline, Purchaser shall cause the Exchange Agent to effect the allocation among holders of Seller Common Stock of rights to receive the Cash Consideration and the Stock Consideration as follows:

                        (i) If the number of shares of Seller Common Stock with respect to which holders have elected to receive the Stock Consideration
(whether in All-Stock Elections or in Mixed Elections) (the "Stock Election Number") exceeds the Stock Conversion Number, then all shares with respect to which holders have made the Cash Election ("Cash Election Shares") and all Non-Election Shares shall be converted into the right to receive the Cash
Consideration, and each holder of Stock Election Shares will be entitled to receive (A) the number of shares of Purchaser Common Stock equal to the product obtained by multiplying (1) the number of Stock Election Shares held by such holder by (2) the Stock Exchange Ratio by (3) a fraction the numerator of which is the Stock Conversion Number and the denominator of which is the Stock Election Number (the "Stock Proration Factor") and (B) cash in an amount equal to the product obtained by multiplying (1) the number of Stock Election Shares held by such holder by (2) the Cash Consideration by (3) one minus the Stock Proration Factor;

                        (ii) If the Stock Election Number is less than the Stock Conversion Number (the amount by which the Stock Conversion Number exceeds the Stock Election Number being referred to herein as the "Shortfall Number"), then all Stock Election Shares shall be converted into the right to receive the Stock Consideration and the Non-Election Shares and Cash Election Shares shall be treated in the following manner:

                                (A) if the Shortfall  Number  is  less  than  or
equal to the number of Non-Election Shares, then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and each holder of Non-Election Shares shall receive (1) the number of shares of Purchaser Common Stock equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) the Stock Exchange Ratio by (z) a fraction the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares (the "Non-Election Proration Factor") and (B) cash in an amount equal to the product obtained by multiplying
(x) the number of Non-Election Shares held by such holder by (y) the Cash Consideration by (z) one minus the Non-Election Proration Factor; or

                                (B) if the Shortfall Number exceeds  the  number
of Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Stock Consideration, and each holder of Cash Election Shares shall receive (1) the number of shares of Purchaser Common Stock equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) the Stock Exchange Ratio by (z) a fraction the numerator of which is the amount by which the Shortfall Number exceeds the number of Non-Election Shares and the denominator of which is the total number of Cash Election Shares (the "Cash Proration Factor") and (B) cash in an amount equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) the Cash Consideration by (z) one minus the Cash Proration Factor.

                        (iii) Notwithstanding the foregoing, the holders of one hundred (100) or fewer shares of Seller Common Stock of record on the date of this Agreement who have elected the All Cash Election shall not be required to have any of their shares of Seller Common Stock converted into Purchaser Common Stock.

                (j) Tax Treatment of the Parent Merger.  For federal income  tax
purposes,   it  is  intended   that  the  Parent   Merger  shall  qualify  as  a
reorganization under Section 368(a) of the

Code and, notwithstanding anything to the contrary contained herein, if necessary to assure that the Parent Merger will not fail to satisfy continuity of interest requirements under applicable federal income tax principles relating to reorganizations under Section 368(a) of the Code, as reasonably determined by counsel to Purchaser, Purchaser shall increase the number of outstanding Seller Common Stock that will be converted into Purchaser Common Stock in the Parent Merger and reduce the number of outstanding Seller Common Stock that will be converted into the right to receive cash in the Parent Merger.

         Section 3.02 Rights as Shareholders; Stock Transfers. At the Effective Time, holders of Seller Common Stock shall cease to be, and shall have no rights as, shareholders of Seller, other than to receive any dividend or other distribution with respect to such Seller Common Stock with a record date occurring prior to the Effective Time and the consideration provided under this
Article III. After the Effective Time, there shall be no transfers on the stock transfer books of Seller or the Surviving Corporation of any shares of Seller Stock.

         Section 3.03 Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of Purchaser Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, Purchaser shall pay to each holder of Seller Common Stock who would otherwise be entitled to a fractional share of Purchaser Common Stock (after taking into account all Old Certificates (as defined below) delivered by such holder) an amount in cash (without interest) determined by multiplying such fractional share of Purchaser Common Stock to which the holder would be entitled by the Purchaser Share Price.

         Section 3.04 Exchange Procedures.

                (a) At or immediately prior to the Effective Time, Purchaser shall deposit in an escrow account of American Stock Transfer and Trust Company (the "Exchange Agent") at Purchaser Bank, for the benefit of the holders of certificates formerly representing shares of Seller Common Stock ("Old Certificates") an amount of cash necessary to make payments of cash to be paid as part of the Merger Consideration (together with any dividends or distributions with a record date occurring on or after the Effective Date with respect thereto without any interest on any such cash, dividends or distributions) and shall provide the Exchange Agent with the irrevocable authorization to issue sufficient shares of Purchaser Common Stock ("New Certificates") for those shares of Seller Common Stock being exchanged for Purchaser Common Stock in accordance with this Article III.

                (b) As promptly as practicable after the Effective Date, but in any event within five business days after the Effective Date, the Exchange Agent shall mail to each holder of an Old Certificate that has not previously submitted an Election Form, transmittal materials (the "Letter of Transmittal") for use in exchanging their Old Certificates for New Certificates and/or cash. The Letter of Transmittal will contain instructions with respect to the surrender of the Old Certificates and the receipt of the Merger Consideration in exchange therefor. Upon the shareholder's delivery to the Exchange Agent of Old Certificates owned by such shareholder representing shares of Seller Common Stock (or an indemnity affidavit reasonably satisfactory to Purchaser and the Exchange Agent, if any, if such certificates are lost, stolen or destroyed), and the duly completed Letter of Transmittal, the Exchange Agent shall cause New Certificates into which such shares of Seller Common Stock are converted on the Effective Date to be delivered to such shareholder and/or any check in respect of cash to be paid as part of the Merger Consideration (and in respect of any fractional share interests, dividends or distributions that such shareholder shall be entitled to receive). No interest will be paid on any such cash to be paid in lieu of fractional share interests or in respect of dividends or distributions that any such shareholder shall be entitled to receive pursuant to this Article III.

                (c) Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of Seller Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                (d) No dividends or other distributions with respect to Purchaser Common Stock with a record date occurring on or after the Effective Date shall be paid to the record holder of any unsurrendered Old Certificate representing shares of Seller Common Stock converted in the Merger into the right to receive shares of such Purchaser Common Stock until the holder thereof receives New Certificates in exchange therefor in accordance with the procedures set forth in this Section 3.04. After becoming so entitled in accordance with this Section 3.04, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Purchaser Common Stock, and which such holder had the right to receive upon surrender of the Old Certificates.

         Section 3.05 Anti-Dilution Provisions. In the event Purchaser changes the number of shares of Purchaser Common Stock issued and outstanding between the date hereof and the Effective Date as a result of a stock split, stock dividend, extraordinary dividend, recapitalization, reclassification, split up, combination, exchange of shares, readjustment or similar transaction and the record date therefor shall be prior to the Effective Date, the Stock Exchange Ratio shall be proportionately adjusted. In addition, in the event Purchaser enters into an agreement pursuant to which shares of Purchaser Common Stock would be converted into shares or other securities or obligations of another corporation, proper provision shall be made in such agreement so that each Seller shareholder entitled to receive shares of Purchaser Common Stock in the Merger shall be entitled to receive such number of shares or other securities or amount or obligations of such other corporation as such shareholder would be entitled to receive if the Effective Date had occurred immediately prior to the happening of such event. Furthermore, in any such event, the Cash Consideration shall also be proportionately adjusted.

         Section 3.06 Options. On the Effective Date, whether or not then exercisable, each outstanding option to purchase shares of Seller Common Stock under the Seller Stock Plan (each, a "Seller Stock Option") shall be cancelled and each holder of a Seller Stock Option shall receive from Seller, in consideration of the cancellation all Seller Stock Options held by such option holder, an amount equal to the difference between $31.00 and the aggregate exercise price of such Seller Stock Options. Seller agrees to take the actions contemplated by Section 11(c)(ii) of the Seller Stock Plan to permit the cancellation of Seller Stock Options contemplated by the immediately preceding sentence.

                                   ARTICLE IV

                           ACTIONS PENDING ACQUISITION

         Section 4.01 Forbearances of Seller. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement and/or disclosed on the Disclosure Schedule, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, Seller will not, and will cause each of its Subsidiaries not to:

                (a) Ordinary Course. (i) Conduct the business of Seller and its Subsidiaries other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or voluntarily take any action which, at the time taken, has or is reasonably likely to have an adverse affect upon Seller's ability to perform any of its material obligations under this Agreement, or (ii) enter into any new material line of business or change its lending, investment, underwriting, risk, asset liability management or other banking and operating policies, except as required by applicable law, regulation or policies imposed by any Governmental Authority.

                (b) Capital Stock. Other than pursuant to Rights as Previously Disclosed and outstanding on the date hereof, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of Seller Stock or any Rights, (ii) enter into any agreement with respect to the foregoing, or (iii) permit any additional shares of Seller Stock to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights.

                (c) Dividends, Etc. (i) Make, declare, pay or set aside for payment any dividend, other than (A) quarterly cash dividends on Seller Stock in an amount not to exceed the per share amount declared and paid in its most recent regular quarterly cash dividend, with record and payment dates to be coordinated with Purchaser as indicated in Section 6.13 hereof and as Previously Disclosed, and (B) dividends from wholly-owned Subsidiaries to Seller, or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

                (d) Compensation; Employment Agreements; Etc. Enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any current or former director, officer, employee or other service provider of or to Seller or its Subsidiaries, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except (i) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, (ii) for other changes that are required by applicable law, and (iii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof.

                (e) Benefit  Plans.  Enter   into,   establish,   adopt or amend
(except as may be required by applicable law) or any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any current or former director, officer, employee or other service provider of or to Seller or its Subsidiaries, or, except as contemplated by Section 3.06 hereof, take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder.

                (f) Dispositions.   Sell,  transfer,   mortgage,   encumber   or
otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business.

                (g) Acquisitions. Other than in the ordinary course of business, acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith) all or any portion of, the assets, business, deposits or properties of any other entity.

                (h) Governing Documents. Amend the Seller Articles of Incorporation, Seller Bylaws (or similar governing documents) or the Articles of Incorporation or Bylaws (or similar governing documents) of any of Seller's Subsidiaries.

                (i) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or regulatory accounting principles.

                (j) Contracts. Except in the ordinary course of business consistent with past practice, enter into or terminate any Material Contract (as defined in Section 5.02(k)) or amend or modify in any material respect any of its existing Material Contracts.

                (k) Claims. Except in the ordinary course of business consistent with past practice, settle any claim, action or proceeding, except for any claim, action or proceeding that does not create precedent for any other material claim, action or proceeding and that involves solely money damages in an amount, individually or in the aggregate for all such settlements, that is not material to Seller and its Subsidiaries.

                (l) Adverse Actions. (i) Take any action that would, or is reasonably likely to, prevent or impede the Parent Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; or (ii) knowingly take any action that is intended or is reasonably likely to result in
(A) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (B) any of the conditions to the Merger set forth in Article VII not being satisfied, or (C) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

                (m) Risk Management. Except pursuant to applicable law or regulation or by the FDIC or other Regulatory Authority, (i) implement or adopt any material change in its interest rate risk management and other risk management policies, procedures or practices; (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk; or (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk and other risk.

                (n) Indebtedness. Incur any indebtedness for borrowed money in excess of $100,000 other than in the ordinary course of business consistent with past practice.

                (o) Capital Expenditures. Make any capital expenditure or commitments with respect thereto in an amount in excess of $25,000 for any item or project, or $200,000 in the aggregate for any related items or projects, except as have been previously committed to prior to the date hereof.

                (p) New Offices, Office Closures, Etc. Close or relocate any offices at which business is conducted or open any new offices or ATMs, except as Previously Disclosed.

                (q) Taxes. (1) Fail to prepare and file or cause to be prepared and filed in a manner consistent with past practice all Tax Returns (whether separate or consolidated, combined, group or unitary Tax Returns that include Seller or any of its Subsidiaries) that are required to be filed (with extensions) on or before the Effective Date, (2) make, change or revoke any material election in respect of Taxes, enter into any material closing agreement, settle any material claim or assessment in respect of Taxes or offer or agree to do any of the foregoing or surrender its rights to do any of the foregoing or to claim any refund in respect of Taxes, (3) file an amended Tax Return, or (4) fail to maintain the books, accounts and records of Seller or any of its Subsidiaries in accordance with past custom and practice, including without limitation, making the proper accruals for Taxes, bonuses, vacation and other liabilities and expenses.

                (r) Commitments. Agree or commit to do any of the foregoing.

         Section 4.02 Forbearances of Purchaser; Adverse Actions. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of Seller, which consent shall not be unreasonably withheld, Purchaser will not, and will cause each of its Subsidiaries not to: (i) Take any action that would, or is reasonably likely to, prevent or impede the Parent Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; or (ii) knowingly take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time,
(B) any of the conditions to the Merger set forth in Article VII not being satisfied, or (C) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         Section 5.01 Disclosure Schedules. On or prior to the date hereof, Purchaser has delivered to Seller a schedule and Seller has delivered to Purchaser a schedule (each respectively, its "Disclosure Schedule") setting forth, among other things, items, the disclosure of which are necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 5.02 or 5.03 or to one or more of its respective covenants contained in Article IV and Article VI; provided, however, the mere
inclusion  of  an  item  in  a   Disclosure

Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception, fact, event or circumstance, or that such item is reasonably likely to have, or result in, a Material Adverse Effect on the party making the representation.

         Section  5.02  Representations  and  Warranties  of Seller.  Subject to
Section 5.01 and except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, Seller hereby represents and warrants to Purchaser:

                 (a) Organization, Standing and Authority. Seller is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and is duly licensed or qualified to do business in any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified except where the failure to be so licensed or qualified would not constitute a Material Adverse Effect. Seller is registered as a financial holding company under the BHC Act. The Bank is a Pennsylvania state bank chartered under the Pennsylvania Banking Code of 1965, as amended, is a non-member bank of the Federal Reserve and is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

                 (b) Capital Structure of Seller. The authorized capital stock of Seller consists of 50,000,000 shares of Seller Common Stock, par value $1.25 per share, of which 5,852,924 shares are issued and outstanding as of November 30, 2007. The outstanding shares of Seller Common Stock have been duly authorized, are validly issued and outstanding, fully paid and nonassessable, and are not subject to any preemptive rights (and were not issued in violation of any preemptive rights). Except pursuant to this Agreement, the Rights Agreement, or as Previously Disclosed, as of the date hereof, (i) there are no shares of Seller Common Stock authorized and reserved for issuance, (ii) Seller does not have any Rights issued or outstanding with respect to Seller Common Stock, and (iii) Seller does not have any commitment to authorize, issue or sell any Seller Common Stock. 142,690 shares of Seller Common Stock are issuable and reserved for issuance upon exercise of Seller Stock Options as the date hereof. Seller has taken all action necessary so that the execution of this Agreement and the consummation of the transactions contemplated hereby do not and will not result in the grant of any rights to any person under the Rights Agreement or enable or require the Rights thereunder to be exercised, distributed or triggered.

                 (c) Subsidiaries.

                         (i)  (A)  Seller  has  Previously  Disclosed a  list of
all of its Subsidiaries, together with the jurisdiction of organization of each such Subsidiary, (B) Seller owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries, (C) no equity securities of any of Seller's Subsidiaries are or may become required to be issued (other than to it or its wholly-owned Subsidiaries) by reason of any Right or otherwise, (D) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any equity securities of any such Subsidiaries (other than to it or its wholly-owned Subsidiaries), (E) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such securities and

(F) all the equity securities of each Subsidiary held by Seller or its Subsidiaries are fully paid and nonassessable and are owned by Seller or its Subsidiaries free and clear of any Liens.

                         (ii) Seller does  not  own  beneficially,  directly  or
indirectly, any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind, other than its Subsidiaries.

                         (iii) Each of  Seller's   Subsidiaries  has  been  duly
organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified except where the failure to be so licensed or qualified would not constitute a Material Adverse Effect.

                         (iv) The Bank is an "insured  bank" as defined  in  the
Federal   Deposit   Insurance  Act  (the  "FDIA")  and  applicable   regulations
thereunder.

                 (d) Corporate Power. Each of Seller and its Subsidiaries has the requisite corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets. Seller has the corporate power and authority to execute and deliver and, subject to the satisfaction of the conditions set forth at Section 7.01(a) - (c), perform its obligations under this Agreement, including the execution and filing of the articles of merger with the Department of State of the Commonwealth of Pennsylvania. The Bank has the corporate power and prior to the effective time of the Subsidiary Merger will have the corporate authority to consummate the Subsidiary Merger and the Agreement to Merge in accordance with the terms of this Agreement.

                 (e) Corporate Authority; Authorized and Effective Agreement. Subject to the affirmative vote of 66 2/3% of the outstanding shares of Seller Common Stock by the holders of Seller Common Stock entitled to vote thereon (excluding shares of Seller Common Stock held by Purchaser if Purchaser holds 5% or more of the outstanding shares of Seller Common Stock as of the record date for the Seller Meeting or as of immediately prior to the Effective Date), which is the only shareholder vote required to approve this Agreement pursuant to the PBCL and the Seller Articles, this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of Seller and the Seller Board prior to the date hereof. This Agreement is a valid and legally binding obligation of Seller, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

                 (f) Regulatory Filings; No Defaults.

                         (i) No consents or   approvals   of,   or   filings  or
registrations with, any Governmental Authority or with any third party are required to be made or obtained by Seller or any of its Subsidiaries in connection with the execution, delivery or performance by Seller of this Agreement or to consummate the Merger except for (A) filings of applications, notices and the Agreement to Merge with, or requests for approvals and waivers from, as applicable, federal and state banking authorities, (B) filings with state and federal securities authorities, (C) the filing of the articles of merger with the Department of State of the Commonwealth of Pennsylvania pursuant to Section 1927 of the PBCL, (D) the approval of the Parent Merger by the holders of 66 2/3% of the outstanding shares of Seller Common Stock entitled to vote thereon (excluding shares of Seller Common Stock held by Purchaser if Purchaser holds 5% or more of the outstanding shares of Seller Common Stock as of the record date for the Seller Meeting or as of immediately prior to the Effective Date), and (E) the third party consents set forth on the Disclosure Schedule under Section 5.02(f). As of the date hereof, Seller is not aware of any reason relating to Seller why the approvals set forth in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

                         (ii) Subject   to   receipt   of   the   regulatory and
shareholder approvals and third party consents referred to above and the expiration of certain regulatory waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Seller or of any of its Subsidiaries or to which Seller or any of its Subsidiaries or properties is subject or bound except for any breach, violation, default, Lien, acceleration or right of termination which would not, individually or in the aggregate, result in a Material Adverse Effect, (B) constitute a breach or violation of, or a default under, the Seller Articles or the Seller Bylaws, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

                 (g) Financial Statements; Internal Controls.

                         (i) Seller    has  previously  delivered  to  Purchaser
true and complete copies of (A) its balance sheets as of December 31, 2004, 2005 and 2006 and the related statements of operations, stockholders' equity and cash flows for the fiscal years then ended, including the footnotes thereto, if any, additional or supplemental information supplied therewith and the report prepared in connection therewith by the independent certified public accountants auditing such financial statements; and (B) its interim monthly financial reports and financial statements for the period beginning after December 31, 2006 and ended on September 30, 2007. The documents described in clauses (A) and
(B) above (collectively, the "Seller Financial Statements"):

                         1) are true, complete and correct;

                         2) are  in  accordance   with  the books and records of
                            Seller;

                         3) present    fairly     and   accurately  the   assets
                            liabilities, revenues, expenses and financial condition of Seller as of the dates thereof, and the results of operations for the periods then ended;

                         4) were prepared on a consistent basis  throughout  the
                            periods involved; and

                         5) have been prepared in accordance with GAAP.

                         (ii)  Neither  Seller  nor any of its  Subsidiaries has
any material liability (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of Seller included in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2007 (including any notes thereto) and for liabilities incurred in the ordinary course of business consistent with past practice since September 30, 2007 or in connection with this Agreement and the transactions contemplated hereby.

                         (iii) The    records,  systems,  controls,  data    and
information of Seller and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Seller or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a Material Adverse Effect on the system of internal accounting controls described below in this Section 5.02(g)(iii). Seller (A) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15 promulgated under the Exchange Act) to ensure that material information relating to Seller, including its consolidated Subsidiaries, is made known to the chief executive officer and the chief financial officer of Seller by others within those entities, and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to Seller's outside auditors and the audit committee of Seller's Board of Directors
(y) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15 promulgated under the Exchange Act) that are reasonably likely to adversely affect Seller's ability to record, process, summarize and report financial information and (z) any fraud, whether or not material, that involves management or other employees who have a significant role in Seller's internal controls over financial reporting. These disclosures were made in writing by management to Seller's auditors and audit committee and a copy has previously been made available to Purchaser. As of the date hereof, and except as Previously Disclosed, Seller knows of no reason related to Seller to believe that Seller's outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to Sections 302, 404 and 906 of the Sarbanes-Oxley Act, without qualification (except to extent expressly permitted by such rules and regulations), when next due.

                         (iv) Since   December  31, 2006,  (A)  through the date
hereof, neither Seller nor any of its Subsidiaries nor, to Seller's knowledge, any director, officer, employee, auditor, accountant or representative of Seller or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Seller or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Seller or any of its

Subsidiaries has engaged in questionable  accounting or auditing practices,  and
(B) no attorney representing Seller or any of its Subsidiaries, whether or not employed by Seller or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Seller or any of it Subsidiaries or any of their respective officers, directors, employees or agents to the Board of Directors of Seller or any committee thereof or to any director or officer of Seller.

                 (h) Litigation. Except as Previously Disclosed, there is no material suit, action, investigation, audit or proceeding (whether judicial, arbitral, administrative or other) pending or, to Seller's knowledge, threatened against or affecting Seller or any of its Subsidiaries, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority or arbitration outstanding against Seller or any of its Subsidiaries.

                 (i) Regulatory Matters.

                         (i) Neither Seller nor any   of  its  Subsidiaries   or
properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any Regulatory Authority charged with the supervision or regulation of financial institutions and their subsidiaries (including their holding companies) or issuers of securities.

                         (ii) Neither  Seller  nor  any  of its Subsidiaries has
been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission nor to its knowledge has any Regulatory Authority commenced an investigation in connection therewith.

                 (j)  Compliance  with Laws.  Except as  Previously   Disclosed,
each of Seller and its Subsidiaries:

                         (i) is   in   material   compliance with all applicable
federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act ("CRA") (which includes a CRA Rating of "satisfactory" or better), the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

                         (ii) has   all   permits,    licenses,  authorizations,
orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted except where the failure to make any such filing would not constitute a Material Adverse Effect; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Seller's knowledge, no suspension or cancellation of any of them is threatened; and

                         (iii) has  not  received,  since December 31, 2004, any
notification or communication from any Governmental Authority (A) asserting that Seller or any of its

Subsidiaries is not in material compliance with any of the statutes, regulations, or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to Seller's knowledge, do any grounds for any of the foregoing exist).

                 (k) Material Contracts; Defaults.

                         (i) Except   as   set   forth   in  Seller's Disclosure
Schedule, neither Seller nor any of its Subsidiaries is a party to or is bound by any contract of the following types that involve Seller or any of its
Subsidiaries:

                                 (A) Any   contract   involving  commitments  to
others to make capital expenditures or purchases or sales in excess of $50,000 in any one case or $200,000 in the aggregate in any period of 12 consecutive months;

                                 (B) Any contract  relating to any   direct   or
indirect indebtedness for borrowed money except as a creditor in the ordinary course of business (including loan agreements, lease purchase arrangements, guarantees, agreements to purchase goods or services or to supply funds or other undertakings on which others rely in extending credit), or any conditional sales contracts, chattel mortgages, equipment lease agreements and other security arrangements with respect to personal property, other than contracts entered into in the ordinary course of business consistent with past practice and policies;

                                 (C)  Any   employment,   severance,  consulting
or management services contract or any confidentiality or proprietary rights contract with any employee or other service provider of or to Seller or any of its Subsidiaries;

                                 (D) Any  contract containing covenants limiting
the freedom of Seller or any of its Subsidiaries to compete in any line of business or with any individual, bank, corporation, partnership, limited liability company, joint venture, trust, unincorporated association or organization, government body, agency or instrumentality, or any other entity (each, a "Person") or in any area or territory;

                                 (E)  Any  partnership,   joint venture, limited
liability company arrangement or other similar agreement;

                                 (F)  Any    profit   sharing,    stock  option,
stock purchase, stock appreciation, deferred compensation, issuance, or other plan or arrangement still in effect (or pursuant to which Seller or any of its Subsidiaries has any remaining obligation to any party) for the benefit of Seller's or any of its Subsidiaries' current or former directors, officers, employees, and other service providers;

                                 (G) Any material license agreement,  either  as
licensor or licensee, or any other contract of any type relating to any patent, trademark or trade name;

                                 (H) Any  material  contract  with any director,
officer or key employee of Seller or any of its Subsidiaries or any arrangement under which Seller or any of its

Subsidiaries has advanced or loaned any amount to any of their directors, officers, and employees;

                                 (I)  Any  contract  of  any  kind   whatsoever,
whether exclusive or otherwise, with any sales agent, representative, franchisee or distributor involving money or property, other than contracts entered into in the ordinary course of business consistent with past practice and policies;

                                 (J) Other    than    this   Agreement  and  the
ancillary agreements being executed in connection with this Agreement, any contract providing for the acquisition or disposition of any portion of Seller or any of its Subsidiaries;

                                 (K) Any contract of  any kind  whatsoever  that
requires the payment of royalties;

                                 (L) Any contract under which  the  consequences
of a breach, violation or default would reasonably be expected to have a Material Adverse Effect on Seller or its Subsidiaries as a whole;

                                 (M) Any contract  pursuant to which  Seller  or
any of its Subsidiaries has any obligation to share revenues or profits derived from Seller or any of its Subsidiaries with any other entity;

                                 (N) Any contract between (i) Seller or any   of
its Subsidiaries, on the one hand, and any officer, director, employee or consultant of Seller or any of its Subsidiaries, or any natural person related by blood or marriage to such natural person, on the other hand, and (ii) Seller or any of its Subsidiaries, on the one hand, and any employee of Seller or any of its Subsidiaries, on the other hand (collectively, "Affiliate Agreements"); and

                                 (O) Any other legally  binding  contract not of
the type covered by any of the other items of this Section 5.02(k) involving money or property and having an obligation in excess of $200,000 in the aggregate in any period of 12 consecutive months.

                         (ii)  "Material  Contracts"  shall mean those contracts
on Seller's Disclosure Schedule listed under Section 5.02(k) or contracts that should have been listed by Seller on such Disclosure Schedule pursuant to this
Section 5.02(k). All of the Material Contracts are in full force and effect and are legal, valid, binding and enforceable in accordance with their terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles) (i) as to Seller or any of its Subsidiaries, as the case may be, and
(ii) to the knowledge of Seller, as to the other parties to such Material Contracts. Except as disclosed in Seller's Disclosure Schedule, Seller and/or its Subsidiaries, as applicable, and to the knowledge of Seller, each other party to the Material Contracts, has in all material respects performed and is performing all obligations, conditions and covenants required to be performed by it under the Material Contracts. Neither Seller nor any of its Subsidiaries, and to the knowledge of Seller, no other party, is in violation, breach or default of any material obligation, condition or covenant under any of the Material Contracts, and neither Seller nor any of its Subsidiaries, and to the knowledge of Seller, no other party, has received any notice that any of the Material Contracts will be terminated or will not be renewed. Neither Seller nor any of its Subsidiaries, has received from or given to any other Person any notice of default or other violation under any of the Material Contracts, nor, to the knowledge of Seller, does any condition exist or has any event occurred which with notice or lapse of time or both would constitute a default thereunder.

                 (l) No Brokers. Except as Previously Disclosed, no action has been taken by Seller that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement.

                 (m) Employee Benefit Plans.

                         (i) Section  5.02(m)(i)  to  the  Seller's   Disclosure
Schedule contains a true and complete list of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, employment or consulting, severance pay or benefit, change in control, savings, medical, life or other insurance, vacation, welfare benefit, fringe benefit, cafeteria, profit-sharing or pension benefit plan, program, agreement or arrangement, and each other employee benefit or compensation plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by the Seller or any Subsidiary or by any trade or business, whether or not incorporated, that together with the Seller or any Subsidiary would be deemed a "single employer" under Section 414 of the Code (an "ERISA Affiliate"), or as to which the Seller, any Subsidiary or any ERISA Affiliate has, or may have, any liability or obligation, whether written or oral and whether legally binding or not (collectively, the "Plans"). With respect to each Plan, Section 5.02(m)(i) to the Seller Disclosure Schedule identifies each entity whose current or former employees, directors or other service providers are covered by or entitled to benefits under such Plan. Neither the Seller, nor any Subsidiary has any formal plan or commitment, whether legally binding or not, to create any additional plan or modify or change any existing Plan that would affect any current or former employee, director or other service provider of the Seller or any Subsidiary.

                         (ii) With  respect  to each of the Plans,  the   Seller
has heretofore delivered to the Purchaser true and complete copies of each of the following documents: (a) the Plan, the related trust agreement (if any) and any other related documents (including all amendments to such Plan and related documents); (b) the three most recent annual reports, actuarial reports, and financial statements, if any; (c) the most recent summary plan description, together with each summary of material modifications, required under ERISA with respect to such Plan, and all material employee communications relating to such Plan; (d) the most recent determination letter or opinion letter received from the IRS with respect to each Plan that is intended to be qualified under the Code; and (e) all material communications to or from the IRS or any other governmental or regulatory authority relating to each Plan.

                         (iii) No  liability  under  Title IV of ERISA has  been
incurred by the Seller, any Subsidiary or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Seller, any Subsidiary or any ERISA Affiliate of incurring a liability under such Title other than liability for the payment of PBGC premiums, which have been or will be paid when due. No Plan subject to Section 412 of the Code or Section 302 of ERISA has incurred an accumulated funding deficiency, whether or not waived. None of the assets of the Seller or any Subsidiary are subject to any lien arising under ERISA or Subchapter D of Chapter 1 of the Code.

                         (iv) Neither the Seller nor any  Subsidiary,  nor   any
ERISA Affiliate, nor any of the Plans, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which the Seller, any Subsidiary, any ERISA Affiliate, any of the Plans or any such trust could, (either directly or pursuant to any contractual indemnification or contribution obligation protecting any fiduciary, insurer or service provider with respect to any Plan), be subject to any civil liability or penalty pursuant to Title I of ERISA, a tax imposed pursuant to Chapter 43 of the Code, or any other liability.

                         (v) All contributions required to have been made  under
the terms of any Plan or pursuant to ERISA and the Code have been timely made and all obligations in respect of each Plan have been properly accrued and reflected in the Seller Financial Statements.

                         (vi) As of the Closing  Date,   the  then  fair  market
value of the assets held under each Plan that is subject to Title IV of ERISA will be sufficient so as to permit a "standard termination" of each such Plan under Section 4041(b) of ERISA without the need to make any additional contributions to such Plans. No reportable event under Section 4043 of ERISA has occurred or will occur with respect to any Plan on or before the Closing Date other than any reportable event occurring by reason of the transactions contemplated by this Agreement.

                         (vii) None of the Plans is, and neither the Seller, nor
any Subsidiary, nor any ERISA Affiliate has ever contributed to or had an obligation to contribute to or incurred any liability in respect of, any "multiemployer plan" (as defined in Section 3(37) of ERISA), a "multiple employer welfare arrangement" (as defined in Section 3(40) of ERISA), or a single employer plan that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4063(a) of ERISA.

                         (viii) Each   of   the   Plans  that  is intended to be
"qualified" within the meaning of Section 401(a) of the Code is so qualified and a favorable determination or opinion letter to that effect has been issued by the IRS with respect to each such Plan, and nothing has occurred that could reasonably be expected to adversely affect the qualified status of any Plan under Section 401(a) of the Code or require the filing of a submission under the IRS's employee plans compliance resolution system or the taking of other corrective action pursuant to such system in order to maintain the qualified status of such Plan. Each of the Plans that is intended to satisfy the requirements of Section 125, 423 or 501(c)(9) of the Code satisfies such requirements. Each of the Plans has been operated and administered in all material respects in accordance with its terms and applicable Laws, including but not limited to ERISA and the Code.

                         (ix)  To   the  knowledge  of  Seller,  no  payment  or
benefit paid or provided, or to be paid or provided, to current or former employees, directors or other service providers of or to the Seller or any Subsidiary (including pursuant to this Agreement) will fail to be deductible for federal income tax purposes under Section 280G of the Code. To the knowledge of Seller, each Person who performs services for the Seller or any Subsidiary has been, and is, properly classified by the Seller or the Subsidiary as an employee or independent contractor.

                         (x) There are no claims  pending,  or, to the knowledge
of the Seller, threatened or anticipated (other than routine claims for benefits) against any Plan, the assets of any Plans or against the Seller, any Subsidiary or any ERISA Affiliate with respect to any Plan. There is no judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator outstanding against or in favor of any Plan or any fiduciary thereof (other than rules of general applicability). There are no pending or, to the knowledge of Seller, threatened audits or investigations by any Governmental Authority involving any Plan.

                         (xi) No Plan  provides   benefits,  including   without
limitation death or medical benefits (whether or not insured), with respect to current or former employees, directors or other service providers after retirement or other termination of service (other than (a) coverage mandated by applicable law, (b) death benefits or retirement benefits under any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), (c) deferred compensation benefits accrued as liabilities in the Seller Financial Statements, and (d) benefits, the full cost of which is borne by the current or former employee or director (or his beneficiary)). No Plan is funded through a "welfare benefit fund" as defined in Section 419 of the Code.

                         (xii) Each Plan may be amended or  terminated   without
liability to the Seller or any Subsidiary, other than liability for accrued benefits through the date of the amendment or termination and administrative costs of amending or terminating the Plan. Neither the execution of this Agreement, nor the consummation of the transactions contemplated hereby, will (whether alone or together with any other event) result in or is a precondition to (a) any current or former employee, director or other service provider of or to the Seller or any Subsidiary becoming entitled to severance pay or any similar payment, (b) the acceleration of the time of payment or vesting of, or an increase in the amount of, any compensation due to any current or former employee, director or other service provider of or to the Seller or any Subsidiary, or (c) the renewal or extension of the term of any agreement regarding the compensation of any current or former employee, director or other service provider of the Seller or any Subsidiary.

                         (xiii) Except as Previously Disclosed, to the knowledge
of Seller, each Plan that provides deferred compensation subject to Section 409A of the Code complies with Section 409A of the Code (and has so complied for the entire period during which Section 409A of the Code has applied to such Plan). To the knowledge of Seller, none of the transactions contemplated by this Agreement will constitute or result in a violation of Section 409A of the Code.

                         (xiv) No Plan subject to Title I of ERISA   holds   any
"employer security" or "employer real property" (each as defined in Section 407(d) of ERISA).

                         (xv) All workers' compensation benefits paid or payable
to any current or former employee, director or other service provider of or to the Seller or any Subsidiary are fully insured against by a third party insurance carrier.

                 (n) Labor Matters. Neither Seller nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Seller or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel Seller or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to Seller's knowledge, threatened, nor is Seller aware of any activity involving its or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

                 (o) Takeover Laws. Seller has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any "moratorium"; "control share", "fair price", "affiliate transaction", "business combination" or other antitakeover laws and regulations of any state (collectively, "Takeover Laws"), including, without limitation, the Commonwealth of Pennsylvania, applicable to it. Seller has taken all action required to be taken by it in order to make this Agreement and the transactions contemplated hereby comply with, and this Agreement and the transactions contemplated hereby do comply with, the requirements of any Articles, Sections or provisions of Seller's or its Subsidiaries' Articles of Incorporation or Bylaws concerning "business combination," "fair price," "voting requirement," "constituency requirement" or other related provisions (collectively, the "Takeover Provisions").

                 (p) Environmental Matters. Except as Previously Disclosed, to Seller's knowledge, neither the conduct nor operation of Seller or its Subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, violates or violated Environmental Laws and to Seller's knowledge, no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in liability under Environmental Laws. To Seller's knowledge, neither Seller nor any of its Subsidiaries has used or stored any Hazardous Material in, on, or at any property presently or previously owned, leased or operated by any of them in violation of any Environmental Law. To Seller's knowledge, neither Seller nor any of its Subsidiaries has received any notice from any Person that Seller or its Subsidiaries or the operation or condition of any property ever owned, leased, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property. Neither Seller nor any of its Subsidiaries is the subject of any action, claim, litigation, dispute, investigation or other proceeding with respect to violations of, or liability under, any

Environmental Law. To Seller's knowledge, Seller and each of its Subsidiaries has timely filed all reports and notifications required to be filed with respect to all of its operations and properties presently or previously owned, leased or operated by any of them and has generated and maintained all required records and data under all applicable Environmental Laws.

                 (q) Tax Matters.

                         (i) Seller  and its  Subsidiaries  have duly and timely
filed all Tax Returns required to be filed with respect to all applicable Taxes, and all such Tax Returns are true, correct and complete in all material respects.

                         (ii) (A) To the knowledge of  Seller,  Seller  and  its
Subsidiaries have timely paid all Taxes due and payable, whether or not shown on any Tax Return and whether or not a Tax Return was required to be filed, (B) Seller and its Subsidiaries have established reserves in the Seller Financial Statements for Taxes which are sufficient for the payment of all unpaid Taxes as of the dates thereof, whether or not such Taxes are disputed or are yet due and payable, for or with respect to the period, and neither Seller nor its Subsidiaries shall have any liability for Taxes in excess of such reserves, (C) To the knowledge of Seller, Seller and its Subsidiaries have withheld and paid to the proper taxing authority all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent consultant, creditor, member or other third party, (D) To the knowledge of Seller, Seller and its Subsidiaries have no liability for Taxes payable for or with respect to any periods prior to and including the Effective Time in excess of the amounts actually paid prior to the Effective Time or reserved for in the in the Seller Financial Statements, and (E) no claim has ever been made by any taxing authority in any jurisdiction in which Seller and/or its Subsidiaries does not file Tax Returns that Seller and/or its Subsidiaries is or may be subject to taxation by that jurisdiction.

                         (iii) Seller and its  Subsidiaries  have  furnished  or
otherwise made available to Purchaser true and correct copies of all Tax Returns and all written communications relating to any such Tax Returns or to any deficiency or claim proposed and/or asserted, irrespective of the outcome of such matter, but only to the extent such Tax Returns or items relate to tax years which are currently subject to an audit, investigation, examination or other proceeding, or with respect to which the statute of limitations has not expired.

                         (iv) (A)  All  deficiencies   asserted   or assessments
made as a result of any Tax audit, investigation, examination or other proceeding have been paid in full, (B) except as Previously Disclosed, there are no current audits, investigations or examinations with respect to any Tax Returns of Seller and its Subsidiaries, and Seller has not received any notice that any such audit, investigation or examination is threatened or pending, and
(C) no waivers of or extensions of the statutes of limitation (with respect to collection or assessment of Taxes) have been given by or requested with respect to any Taxes of Seller or its Subsidiaries.

                         (v) (A) Neither  Seller nor any  of   its  Subsidiaries
is a party to any agreement relating to the sharing, allocation or payment of, or indemnity for, Taxes, and (B) neither Seller nor any of its Subsidiaries is or has been a member of an affiliated group filing consolidated or combined Tax Returns (other than a group of which Seller is or was the common parent) or otherwise has any liability for the Taxes of any Person under Treasury Regulations section 1.1502-6 (or similar provision of state, local or foreign Law).

                         (vi) (A)  Seller  and its  Subsidiaries  have disclosed
on their Tax Returns all positions taken therein that could reasonably be expected to give rise to a substantial understatement of Tax within the meaning of Section 6662 of the Code (or any similar provision under any state, local, or foreign tax law), (B) neither Seller nor any of its Subsidiaries have engaged in any "reportable transactions" as defined in Section 6707A of the Code, and (C) To the knowledge of Seller, Seller and its Subsidiaries are in compliance with, and their records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and tax withholding requirements under federal, state, and local tax laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code.

                         (vii) (A)    Neither   the   Seller   nor   any  of its
Subsidiaries has been a party to any distribution occurring during the last three years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code applied, (B) neither the Seller nor any of its Subsidiaries has entered into a written agreement with any taxing authority or is subject to an adjustment under Section 481(a) of the Code that would have a material impact on the calculation of Taxes after the Effective Time, and (C) Seller is not, has not been within the applicable period set forth in Section 897(c)(1)(A)(ii) of the Code, and shall not be as of the Closing Date, a "United States real property holding corporation" (as that term is defined under Section 897 of the Code),

                         (viii)  As  of  the  date  hereof,   neither Seller nor
any of its Subsidiaries has any reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                 (r) Risk  Management  Instruments.  All material  interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Seller's own account, or for the account of one or more of Seller's Subsidiaries or their customers (all of which are listed on Seller's Disclosure Schedule), were entered into (i) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and (ii) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of Seller or one of its Subsidiaries, enforceable in accordance with its terms (except as
enforceability   may  be   limited   by   applicable   bankruptcy,   insolvency,
reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither Seller nor its Subsidiaries, nor to Seller's knowledge any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

                 (s) Books and Records; Minute Books. The books and records of Seller and its Subsidiaries have been fully, properly and accurately maintained in all material respects, have been maintained in accordance with ordinary business practices in the banking industry, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein and they fairly reflect the substance of events and transactions included therein. The minute books of

Seller and its Subsidiaries contain records, which are accurate in all material respects, of all corporate actions of its shareholder(s) and Board of Directors (including committees of its Board of Directors).

                 (t) Insurance. Section 5.02(t) of Seller's Disclosure Schedule sets forth all of the insurance policies, binders, or bonds maintained by Seller or its Subsidiaries. Seller and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Seller reasonably has determined to be prudent in accordance with industry practices. All such insurance policies are in full force and effect; Seller and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

                 (u) Seller Off Balance Sheet Transactions. Section 5.02(u) of Seller's Disclosure Schedule sets forth a true and complete list of all affiliated Seller entities, including without limitation all special purpose entities, limited purpose entities and qualified special purpose entities, in which Seller or any of its Subsidiaries or any officer or director of Seller or any of its Subsidiaries has an economic or management interest. Section 5.02(u) of Seller's Disclosure Schedule also sets forth a true and complete list of all transactions, arrangements, and other relationships between or among any such Seller affiliated entity, Seller, any of its Subsidiaries, and any officer or director of Seller or any of its Subsidiaries that are not reflected in the consolidated financial statements of Seller (each, a "Seller Off Balance Sheet Transaction"), along with the following information with respect to each such Seller Off Balance Sheet Transaction: (i) the business purpose, activities, and economic substance; (ii) the key terms and conditions; (iii) the potential risk to Seller or any of its Subsidiaries; (iv) the amount of any guarantee, line of credit, standby letter of credit or commitment, or any other type of arrangement, that could require Seller or any of its Subsidiaries to fund any obligations under any such transaction; and (v) any other information that could have a Material Adverse Effect on Seller or any of its Subsidiaries.

                 (v) Disclosure. The representations and warranties contained in this Section 5.02 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.02 not misleading.

                 (w) Material Adverse Change. Except as Previously Disclosed, Seller has not, on a consolidated basis, suffered a change in its business, financial condition or results of operations since December 31, 2006 that has had a Material Adverse Effect on Seller.

                 (x) Properties. Seller and its Subsidiaries have good and marketable title, free and clear of all liens, encumbrances, charges, defaults or equitable interests to all of the properties and assets, real and personal, reflected on the Seller Financial Statements (as defined in Section 5.02(g)) as being owned by Seller as of December 31, 2006 or acquired after such date, except (i) statutory liens for amounts not yet due and payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of banking business, (iii) such imperfections of title, easements, encumbrances, liens, charges, defaults or equitable interests, if any, as do not affect the use of properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, (iv) dispositions and encumbrances in the ordinary course of business, and (v) liens on properties acquired in foreclosure or on account of debts previously contracted. All leases pursuant to which Seller or any of its Subsidiaries, as lessee, leases real or personal property (except for leases that have expired by their terms or that Seller or any such Subsidiary has agreed to terminate since the date hereof) are valid without default thereunder by the lessee or, to Seller's knowledge, the lessor.

                 (y) Loans. Each loan reflected as an asset in the Seller Financial Statements (as defined in Section 5.02(g)) and each balance sheet date subsequent thereto (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests that have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. Except as Previously Disclosed, as of December 31, 2006, the Bank is not a party to a loan, including any loan guaranty, with any director, executive officer or 5% shareholder of Seller or any of its Subsidiaries or any Person controlling, controlled by or under common control with any of the foregoing. All loans and extensions of credit that have been made by the Bank that are subject either to Section 22(b) of the Federal Reserve Act, as amended, or to
Part 349 of the rules and regulations promulgated by the FDIC, comply therewith.

                 (z) Allowance for Loan Losses. The allowance for loan losses reflected on the Seller Financial Statements (as defined in Section 5.02(g)), as of their respective dates, is adequate in all material respects under the requirements of GAAP to provide for reasonably estimated losses on outstanding loans.

                 (aa) Repurchase Agreements. With respect to all agreements pursuant to which Seller or any of its Subsidiaries has purchased securities subject to an agreement to resell, if any, Seller or such Subsidiary, as the case may be, has a valid, perfected first lien or security interest in or evidence of ownership in book entry form of the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

                (bb) Deposit Insurance. The deposits of the Bank are insured by the FDIC in accordance with FDIA, and the Bank has paid all assessments and filed all reports required by the FDIA.

                 (cc) Annual Disclosure Statement. Seller is in compliance  with
Part 350 of the rules and regulations promulgated by the FDIC concerning disclosure requirements, including the preparation of an annual disclosure statement, and the signature and attestation requirements provided and to be provided pursuant to such Part are accurate.

                 (dd) Bank Secrecy Act, Anti-Money Laundering and OFAC and Customer Information. Seller is not aware of, has not been advised of, and has no reason to believe that any facts or circumstances exist, which would cause it or any of its Subsidiaries to be deemed (i) to be operating in violation in any material respect of the Bank Secrecy Act, the Patriot Act, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury's

Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (ii) not to be in satisfactory compliance in any material respect with the applicable privacy and customer information requirements contained in any federal and state privacy laws and regulations, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and the regulations promulgated thereunder, as well as the provisions of the information security program adopted by Seller pursuant to 12 C.F.R. Part 364. It is not aware of any facts or circumstances that would cause it to believe that any non-public customer information has been disclosed to or accessed by an unauthorized third party in a manner that would cause it or any of its Subsidiaries to undertake any material remedial action. The Seller Board (or, where appropriate, the board of directors of any of Seller's Subsidiaries) has adopted and implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply with
Section 326 of the Patriot Act and such anti-money laundering program meets the requirements in all material respects of Section 352 of the Patriot Act and the regulations thereunder, and it (or such other of its Subsidiaries) has complied in all material respects with any requirements to file reports and other necessary documents as required by the Patriot Act and the regulations thereunder.

                 (ee) No Right to Dissent. Nothing in the Articles of Incorporation or the Bylaws of Seller or any of its Subsidiaries provides or would provide to any Person, including without limitation the holders of Seller Common Stock, upon execution of this Agreement and consummation of the transactions contemplated hereby, rights of dissent and appraisal of any kind.

                 (ff) Fairness Opinion. The Seller Board has received the opinion of its financial advisor, Sandler O'Neill & Partners, L.P., to the effect that the Merger Consideration to be received by the holders of Seller Common Stock in the Parent Merger is fair to such holders from a financial point of view. A true and complete copy of such written opinion will be delivered to Purchaser as soon as practicable.

                 (gg) SEC Documents. Seller's Annual Reports on Form 10-K for the fiscal years ended December 31, 2004, 2005 and 2006, and all other reports, registration statements, definitive proxy statements or information statements filed by it or any of its Subsidiaries subsequent to December 31, 2003 under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed with the SEC (collectively, the "Seller SEC Documents"), as of the date filed, or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amended or superseded filing, (A) were timely filed and complied with all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 5.03  Representations  and Warranties of Purchaser.  Subject to
Section 5.01 and except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, Purchaser hereby represents and warrants to Seller as follows:

                (a) Organization, Standing and Authority. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Purchaser is duly qualified to do business and is in good standing in the Commonwealth of Pennsylvania and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. Purchaser is registered as a financial holding company under the BHC Act. Purchaser Bank is a state banking association duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Purchaser Bank is duly qualified to do business and is in good standing in the Commonwealth of Pennsylvania and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. The deposit accounts of Purchaser Bank are insured by the FDIC to the fullest extent permitted by law and Purchaser Bank is a member in good standing of the Federal Home Loan Bank of Pittsburgh.

                (b) Purchaser Stock

                         (i)  The   authorized    capital   stock  of  Purchaser
consists of (i) 10,000,000 shares of preferred stock, without par value, none of which shares are issued and outstanding, and (ii) 50,000,000 shares of Purchaser Common Stock, par value $2.50 per share, of which 24,546,277 shares are issued and outstanding as of December 11, 2007. The outstanding shares of Purchaser Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights).

                         (ii) The shares of Purchaser  Common Stock to be issued
in exchange for shares of Seller Common Stock in the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, will be listed on the Nasdaq Global Select Market, will have the same rights as every other share of Purchaser Common Stock and will be subject to no preemptive rights.

                (c) Corporate Power. Each of Purchaser and its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and Purchaser has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. Subject to the receipt of all requisite regulatory approvals and the expiration of all waiting periods, Purchaser Bank has the corporate power and authority to consummate the Subsidiary Merger and the Agreement to Merge in accordance with the terms of this Agreement.

                (d) Corporate Authority; Authorized and Effective Agreement. This Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of Purchaser and the Purchaser Board prior to the date hereof and no shareholder approval is required on the part of Purchaser. The Agreement to Merge, when executed by Purchaser Bank, shall have been approved by the Board of Directors of Purchaser Bank and by Purchaser, as the sole shareholder of Purchaser Bank. This Agreement is a valid and legally binding agreement of Purchaser, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors rights or by general equity principles).

                (e) Regulatory Approvals; No Defaults.

                         (i) No   consents   or   approvals   of,  or filings or
registrations with, any Governmental Authority or with any third party are required to be made or obtained by Purchaser or any of its Subsidiaries in connection with the execution, delivery or performance by Purchaser of this Agreement or to consummate the Merger except for (A) the filing of applications, notices or the Agreement to Merge, as applicable, with the federal and state banking authorities; (B) the filing and declaration of effectiveness of the Registration Statement; (C) the filing of the articles of merger with the Department of State of the Commonwealth of Pennsylvania; (D) such filings as are required to be made or approvals as are required to be obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of Purchaser Common Stock in the Merger; and (E) receipt of the approvals set forth in Section 7.01(b). As of the date hereof, Purchaser is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

                        (ii) Subject to the satisfaction of the requirements referred to in the preceding paragraph and expiration of the related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Purchaser or of any of its Subsidiaries or to which Purchaser or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the Articles of Incorporation or Bylaws (or similar governing documents) of Purchaser or any of its Subsidiaries, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

                (f) Financial Reports   and  SEC   Documents;  Material  Adverse
Effect.

                        (i) Purchaser's Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries with the SEC subsequent to December 31, 2006 under the Securities Act, or under Section 13, 14 or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, "Purchaser SEC Documents") as of the date filed, (A) complied or will comply in all material respects with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets or statements of condition contained in or incorporated by reference into any such Purchaser SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of Purchaser and its Subsidiaries as of its date, and each of the statements of income or results of operations and changes in shareholders' equity and cash flows or equivalent statements in such Purchaser SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in shareholders' equity and cash flows, as the case may be, of Purchaser and its Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments and the absence of footnotes in the case of unaudited statements.

                        (ii) Since December 31, 2006, no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.03 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to Purchaser, except as disclosed in the Purchaser SEC Documents.

                        (iii) The records, systems, controls, data and information of Purchaser and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Purchaser or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a Material Adverse Effect on the system of internal accounting controls described below in this Section 5.03(f)(iii). Purchaser (A) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15 promulgated under the Exchange Act) to ensure that material information relating to Purchaser, including its consolidated Subsidiaries, is made known to the chief executive officer and the chief financial officer of Purchaser by others within those entities, and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to Purchaser's outside auditors and the audit committee of Purchaser's Board of Directors (y) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15 promulgated under the Exchange Act) that are reasonably likely to adversely affect Purchaser's ability to record, process, summarize and report financial information and (z) any fraud, whether or not material, that involves management or other employees who have a significant role in Purchaser's internal controls over financial reporting. These disclosures were made in writing by management to Purchaser's auditors and audit committee and a copy has previously been made available to Seller. As of the date hereof, and except as Previously Disclosed, Purchaser knows of no reason related to Purchaser to believe that Purchaser's outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to Sections 302, 404 and 906 of the Sarbanes-Oxley Act, without qualification (except to extent expressly permitted by such rules and regulations), when next due.

                        (iv) Since December 31, 2006, (A) through the date hereof, neither Purchaser nor any of its Subsidiaries nor, to Purchaser's knowledge, any director, officer, employee, auditor, accountant or representative of Purchaser or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Purchaser or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that

Purchaser or any of its Subsidiaries has engaged in questionable accounting or auditing practices and (B) no attorney representing Purchaser or any of its Subsidiaries, whether or not employed by Purchaser or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Purchaser or any of its Subsidiaries or any of their respective officers, directors, employees, or agents to the Board of Directors of Purchaser or any committee thereof or to any director or officer of Purchaser.

                (g) Litigation. Except as Previously Disclosed, as of the date of this Agreement, there is no material suit, action, investigation, audit or proceeding (whether judicial, arbitral, administrative or other) pending or, to Purchaser's knowledge, threatened against or affecting Purchaser or any of its Subsidiaries, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority or arbitration outstanding against Purchaser or any of its Subsidiaries.

                (h) Regulatory Matters.

                        (i) Neither Purchaser nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any Regulatory Authority charged with the supervision or regulation of financial institutions and their subsidiaries (including their holding companies) or issuers of securities.

                        (ii) Neither Purchaser nor any of its Subsidiaries has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission nor to its knowledge has any Regulatory Authority commenced an investigation in connection therewith.

                (i) Compliance with Laws. Except as Previously Disclosed,   each
of Purchaser and its Subsidiaries:

                        (i) is in material compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the CRA (which includes a CRA Rating of "satisfactory" or better), the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

                         (ii) has all permits,  licenses, authorizations, orders
and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted except where the failure to make any such filing would not constitute a Material Adverse Effect; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Purchaser's knowledge, no suspension or cancellation of any of them is threatened; and

                        (iii) has not received, since December 31, 2006, any notification or communication from any Governmental Authority (A) asserting that Purchaser or any of its Subsidiaries is not in material compliance with any of the statutes, regulations, or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to Purchaser's knowledge, do any grounds for any of the foregoing exist).

                (j) Environmental Matters. Except as Previously Disclosed, to Purchaser's knowledge, neither the conduct nor operation of Purchaser or its Subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, violates or violated Environmental Laws and to Purchaser's knowledge, no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in liability under Environmental Laws. To Purchaser's knowledge, neither Purchaser nor any of its Subsidiaries has used or stored any Hazardous Material in, on, or at any property presently or previously owned, leased or operated by any of them in violation of any Environmental Law. To Purchaser's knowledge, neither Purchaser nor any of its Subsidiaries has received any notice from any Person that Purchaser or its Subsidiaries or the operation or condition of any property ever owned, leased, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property. Neither Purchaser nor any of its Subsidiaries is the subject of any action, claim, litigation, dispute, investigation or other proceeding with respect to violations of, or liability under, any Environmental Law. To Purchaser's knowledge, Purchaser and each of its Subsidiaries has timely filed all reports and notifications required to be filed with respect to all of its operations and properties presently or previously owned, leased or operated by any of them and has generated and maintained all required records and data under all applicable Environmental Laws.

                (k) Risk Management Instruments. All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Purchaser's own account, or for the account of one or more of Purchaser's Subsidiaries or their customers (all of which are listed on Purchaser's Disclosure Schedule), were entered into (i) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and (ii) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of Purchaser or one of its Subsidiaries, enforceable in accordance with its terms (except as
enforceability   may  be   limited   by   applicable   bankruptcy,   insolvency,
reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither Purchaser nor its Subsidiaries, nor to Purchaser's knowledge any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

                (l) Books and Records; Minute Books. The books and records of Purchaser and its Subsidiaries have been fully, properly and accurately maintained in all material respects, have been maintained in accordance with ordinary business practices in the banking industry, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein and they fairly reflect the substance of events and transactions included therein. The minute books of Purchaser and its Subsidiaries contain records, which are accurate in all material respects, of all corporate actions of its shareholder(s) and Board of Directors (including committees of its Board of Directors).

                (m) Purchaser Off Balance Sheet Transactions. Section 5.03(m) of Purchaser's Disclosure Schedule sets forth a true and complete list of all affiliated Purchaser entities, including without limitation all special purpose entities, limited purpose entities and qualified special purpose entities, in which Purchaser or any of its Subsidiaries has an economic or management interest. Section 5.03(m) of Purchaser's Disclosure Schedule also sets forth a true and complete list of all transactions, arrangements, and other relationships between or among any such Purchaser affiliated entity, Purchaser, any of its Subsidiaries, and any officer or director of Purchaser or any of its Subsidiaries that are not reflected in the consolidated financial statements of Purchaser (each, a "Purchaser Off Balance Sheet Transaction"), along with the following information with respect to each such Purchaser Off Balance Sheet
Transaction: (i) the business purpose, activities, and economic substance; (ii) the key terms and conditions; (iii) the potential risk to Purchaser or any of its Subsidiaries; (iv) the amount of any guarantee, line of credit, standby letter of credit or commitment, or any other type of arrangement, that could require Purchaser or any of its Subsidiaries to fund any obligations under any such transaction; and (v) any other information that could have a Material Adverse Effect on Purchaser or any of its Subsidiaries.

                (n) Disclosure. The representations and warranties contained in this Section 5.03 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.03 not misleading.

                (o) Material Adverse Change. Except as Previously Disclosed, Purchaser has not, on a consolidated basis, suffered a change in its business, financial condition or results of operations since December 31, 2006 that has had a Material Adverse Effect on Purchaser.

                (p) Bank Secrecy Act, Anti-Money Laundering and OFAC and Customer Information. Purchaser is not aware of, has not been advised of, and has no reason to believe that any facts or circumstances exist, which would cause it or any of its Subsidiaries to be deemed (i) to be operating in violation in any material respect of the Bank Secrecy Act, the Patriot Act, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury's Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (ii) not to be in satisfactory compliance in any material respect with the applicable privacy and customer information requirements contained in any federal and state privacy laws and regulations, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and the regulations promulgated thereunder, as well as the provisions of the information security program adopted by Purchaser pursuant to 12 C.F.R. Part 364. It is not aware of any facts or circumstances that would cause it to believe that any non-public customer information has been disclosed to or accessed by an unauthorized third party in a manner that would cause it or any of its Subsidiaries to undertake any material remedial action. The Purchaser Board (or, where appropriate, the board of directors of any of Purchaser's Subsidiaries) has adopted and implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply with Section 326 of the Patriot Act and such anti-money laundering program meets the requirements in all material respects of Section 352 of the Patriot Act and the regulations thereunder, and it (or such other of its Subsidiaries) has complied in all material respects with any requirements to file reports and other necessary documents as required by the Patriot Act and the regulations thereunder.

                 (q) Financial Capacity. As of the Closing Date, Purchaser shall have sufficient cash and a sufficient number of authorized but unissued shares to fulfill its obligations with respect to the Merger Consideration.

                                   ARTICLE VI

                                    COVENANTS

         Section 6.01 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of Seller and Purchaser agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby, including the satisfaction of the conditions set forth in Article VII hereof, and shall cooperate fully with the other party hereto to that end.

         Section 6.02 Shareholder Approval. Seller agrees to use its reasonable best efforts to take, in accordance with applicable law and the Seller Articles and Seller Bylaws, all action necessary to convene a meeting of its shareholders (including any adjournment or postponement, the "Seller Meeting"), as promptly as practicable, to consider and vote upon the adoption and approval of this Agreement, as well as any other matters required to be approved by Seller's shareholders for consummation of the Merger. Subject to its fiduciary duties, as determined in good faith after consultation with independent legal counsel, the Seller Board shall recommend that the shareholders of Seller vote in favor of such adoption and approval.

         Section 6.03 Registration Statement.

                (a) Purchaser agrees to prepare, pursuant to all applicable laws, rules and regulations, a registration statement on Form S-4 (the "Registration Statement") to be filed by Purchaser with the SEC in connection with the issuance of Purchaser Common Stock in the Merger (including the proxy statement and prospectus and other proxy solicitation materials of Seller constituting a part thereof (the "Proxy/Prospectus") and all related documents). Seller agrees to cooperate, and to cause its Subsidiaries to cooperate, with Purchaser, its counsel and its accountants, in preparation of the Registration Statement and the Proxy/Prospectus; and provided that Seller and its Subsidiaries have cooperated as required above, Purchaser agrees to file the Registration Statement, which will include the form of Proxy/Prospectus with the SEC as promptly as reasonably practicable but in no event later than 60 days after the date hereof. Each of Seller and Purchaser agrees to use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. Purchaser also agrees to use all reasonable efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. Seller agrees to furnish to Purchaser all information concerning Seller, its Subsidiaries, officers, directors and shareholders as may be reasonably requested in connection with the foregoing.

                (b) Each of Seller and Purchaser agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy/Prospectus and any amendment or supplement thereto will, at the date of mailing to the Seller shareholders and at the time of the Seller Meeting, as the case may be, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which such statement is made, not false or misleading. Each of Seller and Purchaser further agrees that if it shall become aware prior to the Effective Date of any information furnished by it that would cause any of the statements in the Proxy/Prospectus to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Proxy/Prospectus.

                (c) Purchaser agrees to advise Seller, promptly after Purchaser receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Purchaser Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

         Section 6.04 Press Releases. Each of Seller and Purchaser agrees that it will not, without the prior approval of the other party, which shall not be unreasonably withheld, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by applicable law or regulation or AMEX or Nasdaq rules.

         Section 6.05 Access; Information.

                (a) Seller  agrees  that upon  reasonable  notice and subject to applicable laws relating to the exchange of information, it shall afford Purchaser and Purchaser's officers, employees, counsel, accountants and other authorized representatives, such reasonable access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as Purchaser may reasonably request and, during such period, it shall furnish promptly to Purchaser (i) a copy of each material report, schedule and other document filed by Seller pursuant to federal or state securities or banking laws, and (ii) all other information concerning the business, properties and personnel of Seller as Purchaser may reasonably request. In no event, however, is Seller obligated to (i) provide access or disclose any information to Purchaser where such access or disclosure would violate any agreement not to disclose confidential information; or (ii) provide access to board minutes that discuss of the transactions contemplated by this Agreement, any Acquisition Proposal or any other subject matter Seller reasonably determines should be treated as confidential.

                (b) Each of Purchaser and Seller agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information (i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the party to which such information pertains or (iv) is or becomes readily ascertainable from published information or trade sources. No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party's obligation to consummate the transactions contemplated by this Agreement.

                (c) During the period from the date of this Agreement to the Effective Time, Seller shall promptly furnish Purchaser with copies of all monthly and other interim financial statements produced in the ordinary course of business as the same shall become available.

         Section 6.06 Acquisition Proposals.

                (a) Seller agrees that after the date hereof neither it nor any of its subsidiaries nor any of its respective officers and directors or the officers and directors of any of its subsidiaries shall, and it shall direct and use its reasonable best efforts to cause its employees and agents, including any investment banker, attorney or accountant retained by it or by any of its subsidiaries (collectively, its "Representatives") not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any Acquisition Proposal, or, except to the extent that the Seller Board determines, in good faith, after consultation with its outside financial and legal advisors, that such action is required in order for the Seller Board to comply with its fiduciary duties, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal or otherwise facilitate any effort or attempt to implement or make an Acquisition Proposal (and in any event, Seller shall not provide any confidential information or data to any Person in connection with an Acquisition Proposal unless such Person shall have executed a confidentiality agreement on terms at least as favorable as those contained in the Confidentiality Agreement). "Acquisition Proposal" means any proposal or offer with respect to the following involving Seller or any of its Significant Subsidiaries: (1) any merger, consolidation, share exchange, business combination or other similar transaction; (2) any sale, lease, exchange, pledge, transfer or other disposition of 25% or more of its consolidated assets or liabilities in a single transaction or series of transactions; (3) any tender offer or exchange offer for, or other acquisition of, 25% or more of the outstanding shares of its capital stock; or (4) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing, other than the Merger provided for in this Agreement. Notwithstanding anything in this Agreement to the contrary, Seller shall (i) promptly (but in no event later than 2 business days) advise Purchaser, orally and in writing, of (x) the receipt by it (or any of the other persons referred to above) of any Acquisition Proposal, or any inquiry which could reasonably be expected to lead to an Acquisition Proposal, or any material modification of or material amendment to any Acquisition Proposal, or any request for nonpublic information relating to Seller or any of its Subsidiaries or for access to the properties, books or records Seller or any of it Subsidiaries by any Person or entity that informs the Seller Board or the board of directors of any of its Subsidiaries that it is considering making, or has made, an Acquisition Proposal and (y) the material terms and conditions of such proposal or inquiry (whether written or oral) or modification or amendment to an Acquisition Proposal, and (ii) keep Purchaser fully informed of the status and details of any such proposal or inquiry and any developments with respect thereto. Seller shall use its reasonable best efforts to enforce any existing confidentiality or standstill agreements in accordance with the terms thereof, and shall immediately take all steps necessary to terminate any approval that may have been heretofore given under any such provisions authorizing any Person to make an Acquisition Proposal. "Significant Subsidiary" has the meaning ascribed to that term in Rule 1-02 of Regulation S-X under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                (b) Seller and its Subsidiaries shall immediately cease and cause to be terminated any existing discussions or negotiations with any Persons (other than Purchaser) conducted heretofore with respect to any of the foregoing, and shall use reasonable best efforts to cause all Persons other than Purchaser who have been furnished confidential information regarding Seller or its Subsidiaries in connection with the solicitation of or discussions regarding an Acquisition Proposal within the 12 months prior to the date hereof promptly to return or destroy such information. Neither Seller nor the Seller Board shall approve or take any action to render inapplicable to any Acquisition Proposal any applicable Takeover Laws or Takeover Provisions.

         Section 6.07 Takeover Laws. No party hereto shall take any action that would cause the transactions contemplated by this Agreement to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from, or, if necessary, challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect. Neither party will take any action that would cause the transactions contemplated hereby not to comply with any Takeover Provisions and each of them will take all necessary steps within its control to make those transactions comply with (or continue to comply with) the Takeover Provisions.

         Section 6.08 Reports. Each of Seller and Purchaser shall file (and shall cause Seller's Subsidiaries and Purchaser's Subsidiaries, respectively, to file), between the date of this Agreement and the Effective Time, all reports required to be filed by it with the SEC and any other Regulatory Authorities having jurisdiction over such party, and Seller shall deliver to Purchaser copies of all such reports promptly after the same are filed. Any financial statements contained in any reports to a Regulatory Authority shall be prepared in accordance with requirements applicable to such reports.

         Section 6.09 Nasdaq Listing. Purchaser will use all reasonable best efforts to cause the shares of Purchaser Common Stock to be issued in the Merger to be approved for listing on the Nasdaq, subject to official notice of issuance, as promptly as practicable, and in any event before the Effective Time.

         Section 6.10 Regulatory Applications.

                (a) Purchaser and Seller and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to timely effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby. Any initial filings with Governmental Authorities shall be made by Purchaser as soon as reasonably practicable after the execution hereof but, provided that Seller has cooperated as described above, in no event later than 60 days after the date hereof. Subject to applicable laws relating to the exchange of information, each of Purchaser and Seller shall, to the extent practicable, consult with the other on all material written information submitted to any third party and/or any Governmental Authority in connection with the Merger and the other transactions contemplated by this Agreement. In exercising the foregoing right, each of such parties agrees to act reasonably and as promptly as practicable.

                (b) Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

         Section   6.11   Seller    Employees;    Director    and    Management;
Indemnification.

                (a) All employees of Seller and its Subsidiaries as of immediately prior to the Effective Time shall be employed by Purchaser or its Subsidiaries as of the Effective Time (the "Continuing Employees"). Such employment of the Continuing Employees shall be subject to Purchaser's usual terms, conditions and policies of employment. Continuing Employees shall be entitled to participate in all benefit plans and programs on the same basis as other similarly-situated employees of Purchaser, including, but not limited to, vacation, health, life insurance, disability insurance, defined benefit pension plans and salary deferral plans. For the calendar year including the Effective Date, the Continuing Employees shall not be required to satisfy any deductible, co-payment, out-of-pocket maximum or similar requirements under the benefit plans maintained by Purchaser (or its Subsidiaries) that provide medical, dental and other welfare benefits (the "Purchaser Welfare Plans") to the extent of amounts previously credited for such purposes under the Seller Plans that provide medical, dental and other welfare benefits (the "Seller Welfare Plans"). Any waiting periods, pre-existing condition exclusions and requirements to show evidence of good health contained in such Purchaser Welfare Plans shall be waived with respect to the Continuing Employees (except to the extent any such waiting period, pre-existing condition exclusion, or requirement to show evidence of good health applied under the applicable Seller Welfare Plan in which the participant then participates or is otherwise eligible to participate as of immediately prior to the Effective Time). Continuing Employees will be given credit for their service with Seller for purposes of eligibility and vesting under all of Purchaser's Welfare Plans and other employee benefit plans. This Section 6.11(a) shall not be construed to limit the ability of Purchaser and its Subsidiaries to terminate the employment of any employee at any time for any reason or to review employee benefits programs from time to time and to make such changes as they deem appropriate.

                (b) Purchaser agrees to honor, or to cause the appropriate Purchaser Subsidiary to honor, in accordance with their terms, all change in control agreements listed on Section 6.11(b) of the Disclosure Schedule, provided, however, that the foregoing shall not prevent Purchaser or any Purchaser Subsidiary from amending or terminating any such agreement in accordance with its terms and applicable law.

                (c) Effective immediately following the Effective Date, the Continuing Employees will be eligible for severance benefits and defined benefit pension plan coverage as set forth in Section 6.11(c) of the Disclosure Schedule.

                (d) No provision of this Section 6.11 shall create any third party beneficiary rights in any Continuing Employee, or any other employee or former employee of Seller or any of its Subsidiaries (including any beneficiary or dependent of any Continuing Employee, other employee or former employee) in respect of continued employment (or resumed employment) or any other matter.

                (e) Prior to the Effective Date, Seller shall take all actions that may be requested by Purchaser in writing with respect to (i) causing one or more Plans to terminate as of the Effective Date, or as of the date immediately preceding the Effective Date, (ii) causing benefit accrual and entitlements under any Plan to cease as of the Effective Date, (iii) causing the continuation on and after the Effective Date of any contract, arrangement or insurance policy relating to any Plan for such period as may be requested by Purchaser, or (iv) facilitating the merger of any Plan into any employee benefit plan maintained by Purchaser.

                (f) In  the  event  of  any  threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Date, a director or officer of Seller (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of Seller, or any of its Subsidiaries or any of their respective predecessors or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Date, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. On and after the Effective Date, Purchaser shall indemnify and hold harmless, as and to the fullest extent permitted by law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each
Indemnified  Party to the fullest  extent  permitted  by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Date), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Purchaser; provided, however, that (1) Purchaser shall have the right to assume the defense thereof and upon such assumption Purchaser shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Purchaser elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between Purchaser and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after notification, and Purchaser shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) Purchaser shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, (3) Purchaser shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld), and (4) Purchaser shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim Indemnification under this Section 6.11(f), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Purchaser thereof, provided that the failure of any Indemnified Party to so notify Purchaser shall not relieve it of its obligations hereunder except (and only) to the extent that such failure materially prejudices Purchaser. Purchaser's obligations under this Section 6.11(f) continue in full force and effect for a period of six years from the Effective Date; provided, however, that all rights to indemnification in respect of any claim (a "Claim") asserted or made within such period shall continue until the final disposition of such Claim.

                (g) Purchaser agrees that all rights to indemnification and all limitations on liability existing in favor of the directors, officers and employees of Seller and any of its Subsidiaries (the "Covered Parties") as provided in their respective articles of incorporation, bylaws or similar governing documents as in effect as of the date of this Agreement with respect to matters occurring prior to the Effective Date shall survive the Merger and shall continue in full force and effect, and shall be honored by such entities or their respective successors as if they were the indemnifying party thereunder, without any amendment thereto, for a period of six years from the Effective Date; provided, however, that all rights to indemnification in respect of any Claim asserted or made within such period shall continue until the final disposition of such Claim; provided, further, however, that nothing contained in this Section 6.11(g) shall be deemed to preclude the liquidation, consolidation or merger of Seller or any of its Subsidiaries, in which case all of such rights to indemnification and limitations on liability shall be deemed to so survive and continue as an obligation of Purchaser or the successor to Seller or its Subsidiary notwithstanding any such liquidation, consolidation or merger.

                (h) Purchaser, from and after the Effective Date will use its reasonable best efforts directly or indirectly to cause the persons who served as directors or officers of Seller on or before the Effective Date to be covered by Seller's existing directors' and officers' liability insurance policy (provided that Purchaser may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) but in no event shall any insured person be entitled under this Section 6.11(h) to insurance coverage more favorable than that provided to him or her in such capacities as of the date hereof with respect to acts or omissions resulting from their service as such on or prior to the Effective Date. Such insurance coverage, if reasonably available at a reasonable cost relative to the coverage obtained, shall commence on the Effective Date and will be provided for a period of no less than three years after the Effective Date; provided, however, that in no event shall Purchaser be required to expend more than 150% of the current amount expended by Seller (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto and, provided, further, that the Insurance Amount shall be deemed reasonable for purposes of this Section 6.11(h). Seller agrees to renew any such existing insurance or to purchase any "discovery period" insurance provided for thereunder at Purchaser's request.

                (i) In the event Purchaser or any of its successors  or  assigns
(i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Purchaser assume the obligations set forth in this section.

                (j) The   provisions  of Section  6.11(f),  (g), (h) and (i) are
intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and their respective heirs and representatives.

                (k) The parties agree to take the further actions Previously Disclosed by Purchaser. [See terms to be disclosed in Disclosure Schedule.]

         Section  6.12  Notification  of  Certain  Matters.  Each of Seller  and
Purchaser shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

         Section 6.13 Dividend Coordination. It is agreed by the parties hereto that they will cooperate to assure that as a result of the Merger, during any applicable period, there shall not be a payment of both a Purchaser and a Seller dividend. The parties further agree that if the Effective Date is at the end of a fiscal quarter, then they will cooperate to assure that the Seller shareholders receive the dividend declared by Purchaser, if any, rather than the dividend for that period, if any, declared by Seller. In no event, however, shall Seller shareholders fail to receive a dividend from either of Seller or Purchaser for any quarterly period (or portion thereof) between the date hereof and the Effective Date.

         Section 6.14 Board of Directors; Advisory Board.

                (a) Effective as of the Effective Date, three members of the Seller Board designated prior to the Effective Date by Purchaser's Nominating and Corporate Governance Committee in accordance with its policies and procedures, as in effect as of the date of this Agreement, shall be appointed to the Purchaser Board and to the Board of Directors of Purchaser Bank.

                (b) Each of the members of the Seller Board not appointed to the Purchaser Board and the Board of Directors of Purchaser Bank will be asked to serve on Purchaser Bank's Westmoreland County Advisory Board.

                (c) Individuals serving as Directors or Advisory Directors pursuant to Subsections (a) and (b) of this Section 6.14 shall receive the compensation provided to Directors or Advisory Directors of Purchaser or Purchaser Bank, as the case may be which shall be at least $800 per year of Advisory Board service.

         Section 6.15 Tax Treatment. (i) Each of Purchaser and Seller agrees not to take any actions subsequent to the date of this Agreement that would adversely affect the qualification of the Parent Merger as a reorganization under Section 368(a) of the Code, and (ii) each of Purchaser and Seller agrees to take any action as may be reasonably required, if such action may be reasonably taken to reverse the impact of any past actions that would adversely impact the qualification of the Parent Merger as a reorganization under Section 368(a) of the Code.

         Section 6.16 No Breaches of Representations and Warranties. Between the date of this Agreement and the Effective Time, without the written consent of the other party, each of Purchaser and Seller will not do any act or suffer any omission of any nature whatsoever that would cause any of the representations or warranties made in Article V of this Agreement to become untrue or incorrect in any material respect.

         Section 6.17 Consents. Each of Purchaser and Seller shall use its best efforts to obtain any required consents to the transactions contemplated by this Agreement.

         Section 6.18 Insurance Coverage. Seller shall cause each of the policies of insurance listed in its Disclosure Schedule to remain in effect between the date of this Agreement and the Effective Date.

         Section 6.19 Correction of Information. Each of Purchaser and Seller shall promptly correct and supplement any information furnished under this Agreement so that such information shall be correct and complete in all material respects at all times, and shall include all facts necessary to make such information correct and complete in all material respects at all times, provided that any such correction that may result in a change to a party's Disclosure Schedule shall not be made without the prior written consent of the other party.

         Section 6.20 Confidentiality. Except for the use of information in connection with the Registration Statement described in Section 6.03 hereof and any other governmental filings required in order to complete the transactions contemplated by this Agreement, all information (collectively, the "Information") received by each of Seller and Purchaser, pursuant to the terms of this Agreement shall be kept in strictest confidence; provided that, subsequent to the filing of the Registration Statement with the SEC, this
Section 6.20 shall not apply to information included in the Registration Statement or to be included in the official Proxy/Prospectus to be sent to the shareholders of Seller under Section 6.03. Seller and Purchaser agree that the Information will be used only for the purpose of completing the transactions contemplated by this Agreement. Seller and Purchaser agree to hold the Information in strictest confidence and shall not use, and shall not disclose directly or indirectly any of such Information except when, after and to the extent such Information (i) is or becomes generally available to the public other than through the failure of Seller or Purchaser to fulfill its obligations hereunder, (ii) was already known to the party receiving the Information on a nonconfidential basis prior to the disclosure or (iii) is subsequently disclosed to the party receiving the Information on a nonconfidential basis by a third party having no obligation of confidentiality to the party disclosing the Information. It is agreed and understood that the obligations of Seller and Purchaser contained in this Section 6.20 shall survive the Closing or termination of this Agreement.

         Section 6.21 Voting Agreement. Each director of Seller shall, within 30 days of the date hereof, enter into a voting agreement with Purchaser pursuant to which such director agrees to vote all shares of Seller Common Stock with respect to which such director shall have voting rights on the record date for the special meeting of Seller in favor of the Parent Merger and further agrees not to dispose of any shares of Seller Common Stock he or she holds as of the date of such voting agreement prior to the earlier to occur of the Effective Date or the date this Agreement is terminated in accordance with its terms.

         Section 6.22 Certain Policies. Prior to the Effective Date, to the extent permitted by law, Seller shall, consistent with generally accepted accounting principles and on a basis mutually satisfactory to it and Purchaser, modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of Purchaser; provided, however, that Seller shall not be obligated to take any such action pursuant to this
Section 6.22 unless and until (i) Purchaser irrevocably acknowledges to Seller in writing that all conditions to its obligation to consummate the Parent Merger have been satisfied; and (ii) Purchaser irrevocably waives in writing any and all rights that it may have to terminate this Agreement and Seller has obtained the approval of this Agreement from its shareholders.

         Section 6.23 Brokerage and Finder's Fees. Purchaser shall be fully responsible for any brokerage fee, finder's fee, commission or other similar form of compensation payable to any broker, finder or agent in connection with this Agreement or the transactions contemplated hereby.

         Section 6.24 Section 16(b) Exemption. Purchaser and Seller agree that, in order to most effectively compensate and retain Seller Insiders (as defined below) in connection with the Merger, both prior to and after the Effective Date, it is desirable that Seller Insiders not be subject to a risk of liability under Section 16(b) of the Exchange Act to the fullest extent permitted by applicable law in connection with the conversion of shares of Seller Common Stock into shares of Purchaser Common Stock in the Merger, and for that compensatory and retentive purpose agree to the provisions of this Section
6.24. Assuming that Seller delivers to Purchaser the Seller Section 16 Information (as defined below) in a timely fashion prior to the Effective Date, the Board of Directors of Purchaser, or a committee of non-employee directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act) shall reasonably promptly thereafter and in any event prior to the Effective Date adopt a resolution providing in substance that the receipt by the Seller Insiders of Purchaser Common Stock in exchange for shares of Seller Common Stock pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Seller Section 16 Information, are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act to the fullest extent permitted by applicable law. "Seller Section 16 Information" means information accurate in all material respects regarding the Seller Insiders and the number of shares of Seller Common Stock held by each such Seller Insider and expected to be exchanged for Purchaser Common Stock in the Merger. "Seller Insiders" means those officers and directors of Seller who are subject to the reporting requirements under Section 16(a) of the Exchange Act and who are expected to be subject to Section 16(a) of the Exchange Act with respect to Purchaser Common Stock subsequent to the Effective Date.

                                  ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

         Section 7.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each of Purchaser and Seller to consummate the Merger is subject to the fulfillment or written waiver by Purchaser and Seller prior to the Effective Time of each of the following conditions:

                (a)  Shareholder  Approval.  This   Agreement  shall   have been
duly adopted by the requisite vote of Seller's shareholders.

                (b) Regulatory Approvals. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain (i) any conditions, restrictions or requirements that the Purchaser Board reasonably determines would either before or after the Effective Time have a Material Adverse Effect on Purchaser after giving effect to the consummation of the Merger, or (ii) any conditions, restrictions or requirements that the Purchaser Board reasonably determines would either before or after the Effective Date be unduly burdensome.

                (c) No   Injunction.  No   Governmental  Authority  of competent
jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and prohibits consummation of the transactions contemplated by this Agreement.

                (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the

Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and, if the offer and sale of Purchaser Common Stock in the Merger is subject to the blue sky laws of any state, shall not be subject to a stop order of any state securities commissioner.

                (e) Nasdaq Listing. The shares of Purchaser Common Stock to be issued in the Merger shall have been approved for listing on Nasdaq, subject to official notice of issuance.

                (f) Tax Opinion. Purchaser and Seller shall have received an opinion from counsel to Purchaser, dated the Closing Date, substantially to the effect that on the basis of the facts, representations and assumptions set forth or referred to in such opinion, (1) the Parent Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code; (2) holders of Seller Common Stock who receive Purchaser Common Stock in the Parent Merger in exchange for all of their shares of Seller Common Stock will not recognize any gain or loss with respect to shares of Purchaser Common Stock received (except with respect to cash received instead of a fractional share interest in Purchaser Common Stock); (3) each holder of Seller Common Stock who receives Purchaser Common Stock and cash (other than cash in lieu of fractional shares in Purchaser Common Stock) in the Parent Merger in exchange for the holder's shares of Seller Common Stock will recognize the gain, if any, realized by the holder, in an amount not in excess of the amount of cash received (other than cash received instead of a fractional share interest in Purchaser Common Stock), but will not recognize any loss on the exchange; and (4) a holder of Seller Common stock who receives cash instead of a fractional share interest in Purchaser Common stock will recognize gain or loss equal to the difference between the cash received and the portion of the basis of the holder's shares of Seller Common Stock allocable to that fractional share interest.

         Section 7.02 Conditions to Obligation of Seller. The obligation of Seller to consummate the Merger is also subject to the fulfillment or written waiver by Seller prior to the Effective Time of each of the following conditions:

                (a) Representations and Warranties. The representations and warranties of Purchaser set forth in this Agreement shall be true and correct in all material respects, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct in all material respects as of such date), and Seller shall have received a certificate, dated the Effective Date, signed on behalf of Purchaser by a Senior Executive Vice President or an Executive Vice President of Purchaser to such effect.

                (b) Performance of Obligations of Purchaser. Purchaser shall have performed in all material respects all obligations required to be performed by Purchaser under this Agreement at or prior to the Effective Time, and Seller shall have received a certificate, dated the Effective Date, signed on behalf of Purchaser by a Senior Executive Vice President or an Executive Vice President of Purchaser to such effect.

                 (c)  Exchange Agent Certificate. Seller  shall  have   received
a certificate from the Exchange Agent certifying the deposit by Purchaser in the escrow account described in

Section 3.04 of this Agreement of sufficient funds to pay the cash portion of the Merger Consideration, together with irrevocable authorization to issue sufficient shares of Purchaser Common Stock to be issued in exchange for the shares of Seller Common Stock to be converted into Purchaser Common Stock pursuant to the terms of this Agreement.

         Section 7.03 Conditions to Obligation of Purchaser. The obligation of Purchaser to consummate the Merger is also subject to the fulfillment or written waiver by Purchaser prior to the Effective Time of each of the following conditions:

                (a) Representations and Warranties. The representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct in all material respects as of such date), and Purchaser shall have received a certificate, dated the Effective Date, signed on behalf of Seller by the Chief Executive Officer and the Chief Financial Officer of Seller to such effect.

                (b) Rights Agreement. The Rights issued pursuant to the Rights Agreement shall not have become nonredeemable, exercisable, distributed or triggered pursuant to the terms of such agreement.

                (c) Performance of Obligations of Seller. Seller shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Purchaser shall have received a certificate, dated the Effective Date, signed on behalf of Seller by the Chief Executive Officer and the Chief Financial Officer of Seller to such effect.

                                  ARTICLE VIII

                                   TERMINATION

         Section 8.01 Termination. This Agreement may be terminated, and the Merger may be abandoned:

                (a) Mutual Consent. At any time prior to the Effective Time, by the mutual written consent of Purchaser and Seller.

                (b) Breach. At any time prior to the Effective Time, by Purchaser or Seller in the event of either: (i) a breach by the other party of any representation or warranty contained herein (subject to the standard set forth in Section 5.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (ii) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, provided that (A) such breach (under either clause (i) or (ii)) would entitle the non-breaching party not to consummate the Merger under Article VII, and (B) the terminating party is not itself in material breach of any provision of this Agreement.

                (c) Delay. At any time prior to the Effective Time, by Purchaser or Seller, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by September 30, 2008, except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 8.01(c).

                (d) No Approval. By Seller or Purchaser in the event (i) the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority or an application therefore shall have been permanently withdrawn at the invitation, request or suggestion of a Governmental Authority; (ii) the Seller shareholders fail to adopt this Agreement at the Seller Meeting and approve the Merger; or (iii) any of the closing conditions have not been met as required by Article VII hereof.

                (e) Adverse Action. By Purchaser, if (i) the Seller Board submits this Agreement (or the plan of merger contained herein) to its shareholders without a recommendation for approval or with any adverse conditions on, or qualifications of, such recommendation for approval; or (ii) the Seller Board otherwise withdraws or materially and adversely modifies (or discloses its intention to withdraw or materially and adversely modify) its recommendation referred to in Section 6.02; or (iii) the Seller Board recommends to its shareholders an Acquisition Proposal other than the Merger.

                (f) Superior Proposal. By Seller in order to enter into an agreement with another party with respect to an Acquisition Proposal not obtained in violation of Section 6.06 of this Agreement that constitutes a "Superior Proposal"; provided that, Seller may not terminate this Agreement pursuant to this Section 8.01(f) and enter into a definitive agreement with respect to the Superior Proposal until the expiration of five business days following Purchaser's receipt of written notice advising Purchaser that Seller has received a Superior Proposal and the material terms of such Superior Proposal and stating whether Seller intends to enter into a definitive agreement with respect to such Superior Proposal. After providing such notice, Seller shall provide a reasonable opportunity to Purchaser during the five business day period to make such adjustments in the terms and conditions of this Agreement as would enable Seller to proceed with the Merger on such adjusted terms. For purposes of this provision, the term "Superior Proposal" is defined as an Acquisition Proposal that the Board of Directors of Sellers determines, after consultation with its financial advisor, is superior to the Merger from a financial point of view to Seller's shareholders.

                (g) By Seller, if its Board of Directors so determines by a majority vote of the members of its entire Board, at any time during the three
(3) business day period commencing on the Determination Date, such termination to be effective on the fifteenth business day following the Determination Date ("Effective Termination Date"), if both of the following conditions are satisfied:

                        (i) The Purchaser Market Value on the Determination Date is less than the Initial Purchaser Market Value multiplied by 0.85; and

                        (ii) The number obtained by dividing the Purchaser Market Value on the Determination Date by the Initial Purchaser Market Value ("Purchaser Ratio") shall be less than the quotient obtained by dividing the Final Index Price by the Initial Index Price minus 0.15; subject, however, to the following three sentences. If Seller elects to exercise its termination right pursuant to this Section 8.01(g), it shall give prompt written notice thereof to Purchaser. During the three business day period commencing with its receipt of such notice, Purchaser shall have the option of paying additional Merger Consideration in the form of Purchaser Common Stock, cash, or a combination of Purchaser Common Stock and cash so that the Merger Consideration shall be valued at the lesser of (i) the product of 0.15 and the Initial
Purchaser Market Value multiplied by the Stock Exchange Ratio or (ii) the product obtained by multiplying the Index Ratio by the Initial Purchaser Market Value multiplied by the Stock Exchange Ratio. If within such three business day period, Purchaser delivers written notice to Seller that it intends to proceed with the Merger by paying such additional consideration, as contemplated by the preceding sentence, then no termination shall have occurred pursuant to this
Section 8.01(g) and this Agreement shall remain in full force and effect in accordance with its terms (except that the Merger Consideration shall have been so modified).

         For purposes of this Section 8.01(g), the following terms shall have the meanings indicated below:

         "Acquisition Transaction" means (i) a merger or consolidation, or any similar transaction, involving the relevant companies, (ii) a purchase, lease or other acquisition of all or substantially all of the assets of the relevant companies, (iii) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 25% or more of the voting power of the relevant companies, or (iv) agree or commit to take any action referenced above.

         "Determination Date" means the first date on which all Regulatory Approvals (and waivers, if applicable) necessary for consummation of the Merger and the transactions contemplated in this Agreement have been received.

         "Final Index Price" means the closing price of the Nasdaq Bank Index as of the Determination Date.

         "Purchaser Market Value on the Determination Date" shall be the average of the daily closing sales prices of a share of Purchaser Common Stock as reported on Nasdaq for the 20 consecutive trading days immediately preceding the Determination Date.

         "Index Group" means the Nasdaq Bank Index.

         "Initial Purchaser Market Value" equals the closing price of Purchaser Common Stock on the last trading date before the date of this Agreement, adjusted as indicated in the last sentence of this Section 8.01(g).

         "Initial Index Price" means the closing price of the Nasdaq Bank Index as of the last trading date before the date of this Agreement.

         "Index Ratio" shall be the Final Index Price divided by the Initial Index Price.

         If Purchaser declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of this Agreement and the Determination Date, the price for the Purchaser Common Stock shall be appropriately adjusted for the purposes of applying this Section 8.01(g).

         Section 8.02 Effect of Termination and Abandonment; Enforcement of Agreement. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in Sections 8.03 and 9.01; and (ii) that termination will not relieve a breaching party from liability or damages for any willful breach of this Agreement giving rise to such termination. Notwithstanding anything contained herein to the contrary, the parties hereto agree that irreparable damage will occur in the event that a party breaches any of its obligations, duties, covenants and agreements contained herein. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled by law or in equity.

         Section 8.03 Termination Fee.

                (a) Seller shall pay to Purchaser by wire transfer in same day funds within one business day of the date that Seller enters into an agreement as contemplated by Subsections (a) or (b) of this Section 8.03, a termination fee in the amount of Six Million Five Hundred Thousand Dollars ($6,500,000) (the "Termination Fee") if:

                        (i) this Agreement is terminated by Purchaser pursuant to Section 8.01(b) or 8.01(e) or by Purchaser or Seller pursuant to Section 8.01(d)(ii) or by Seller pursuant to Section 8.01(f); and prior to such termination, an Acquisition Proposal with respect to Seller was commenced, publicly proposed or publicly disclosed; and within 18 months after such termination, Seller shall have entered into an agreement relating to an Acquisition Proposal or any Acquisition Proposal shall have been consummated; or

                        (ii) after receiving an Acquisition Proposal, the Seller Board does not take action to convene the Seller Meeting and/or recommend that Seller shareholders adopt this Agreement; and within 18 months after such receipt, Seller shall have entered into an agreement relating to an Acquisition Proposal or any Acquisition Proposal shall have been consummated.

         Upon payment of the Termination fee described in this Section 8.03, Seller shall have no further liability to Purchaser at law or in equity with respect to such termination. Seller acknowledges that the agreements contained in this Section 8.03 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Purchaser would not enter into this Agreement. Accordingly, if Seller fails to pay timely any amount due pursuant to this Section 8.03 and, in order to obtain such payment, Purchaser commences a suit that results in a judgment against Seller for the amount payable to Purchaser pursuant to this Section 8.03, Seller shall pay to Purchaser its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount so payable at the applicable Federal Funds rate.

                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.01 Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than Sections 6.11, 6.14, 6.15 and 6.20 and this Article IX which shall survive the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 6.03(b), 6.04, 6.05(b), 6.20, 8.02, and this Article IX which shall survive such termination).

         Section 9.02 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (i) waived by the party benefited by the provision, or (ii) amended or modified at any time, by an agreement in writing between the parties hereto executed in the same manner as this Agreement, except to the extent that any such amendment would violate applicable law or require resubmission of this Agreement or the plan of merger contained herein to the shareholders of Seller.

         Section 9.03 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

         Section 9.04 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of Commonwealth of Pennsylvania applicable to contracts made and to be performed entirely within such Commonwealth (except to the extent that mandatory provisions of federal law are applicable).

         Section 9.05 Expenses. Except as set forth in Section 8.03(b) of this Agreement, each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that Purchaser and Seller will each bear and pay one-half of the following expenses:
(a) the costs (excluding the fees and disbursements of counsel, financial advisors and accountants) incurred in connection with the preparation (including copying and printing and distributing) of the Registration Statement, the Proxy Statement and applications to Governmental Authorities for the approval of the Merger and (b) all listing, filing or registration fees, including, without limitation, fees paid for filing the Registration Statement with the SEC and any other fees paid for filings with Governmental Authorities.

         Section 9.06 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

          If to Seller, to:


          IBT Bancorp, Inc.
          309 Main Street
          Irwin Pennsylvania  15642

          Attention:  Charles G. Urtin, President and Chief Executive Officer

          Facsimile No: 724-978-2744

          With a copy to:

          Malizia Spidi & Fisch, PC
          901 New York Avenue, NW
          Suite 210 East
          Washington, DC  20001
          Attention:  Samuel J. Malizia, Esq.
                            Richard Fisch, Esq.
          Facsimile No: (202) 434-4661



          If to Purchaser, to:

         S&T Bancorp, Inc.
         800 Philadelpia Street
         Indiana, Pennsylvania 15701-3921
         Attention:  James C. Miller
         Facsimile No: (724) 465-1488


         Wiith a copy to:
         Arnold & Porter
         1600 Tysons Boulevard
         Suite 900
         McLean, VA 22102
         Attention:  Robert B. Ott
         Facsimile No: (703) 720-7399


         Section 9.07 Entire Understanding; No Third Party Beneficiaries. This Agreement and any separate agreement entered into by the parties of even date herewith represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and this Agreement supersedes any and all other oral or written agreements heretofore made (other than any such separate agreement). Nothing in this Agreement, whether express or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement; provided that the Indemnified Parties shall be third party beneficiaries of and entitled to enforce Section 6.11.

         Section 9.08 Interpretation; Effect. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         Section 9.09 Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

         Section 9.10 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and will in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties will negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

         Section 9.11 Assignment. Except to the extent provided in this Agreement, Purchaser and Seller may not assign any of their rights or obligations under this Agreement to any other Person, except upon the prior written consent of the other party. Any purported agreement in violation hereof shall be void.

         Section 9.12 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.


                            [signature page follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.


IBT BANCORP, INC.


By:    /s/ Charles G. Urtin
       -------------------------------------
       Charles G. Urtin
       President and Chief Executive Officer


S&T BANCORP, INC.


By:    /s/ James C. Miller
       -------------------------------------
       James C. Miller
       Chairman and Chief Executive Officer

                                                                       EXHIBIT A



                            FORM OF VOTING AGREEMENT

         This Voting Agreement (this "Agreement") is made and entered into as of December 16, 2007, by and among S&T Bancorp, Inc., a Pennsylvania corporation, ("Purchaser"), and each of the individual, natural persons identified on Schedule A hereto (individually a "Shareholder" and collectively the "Shareholders").

         WHEREAS,  concurrently  with  the  execution  of  this  Agreement,  IBT
Bancorp, Inc., a Pennsylvania corporation ("Seller" or the "Company") and Purchaser have entered into an Agreement and Plan of Merger (the "Merger Agreement") that provides for the merger (the "Merger") of Seller with and into Purchaser pursuant to the terms thereof;

         WHEREAS, as an essential condition and inducement to Purchaser to enter into the Merger Agreement and in consideration therefor, the Shareholders and Purchaser have agreed to enter into this Agreement;

         WHEREAS, as of the date hereof, the Shareholders are the record holders and beneficial owners of the shares of common stock, par value $1.25 per share, of the Company (the "Shares") set forth on Schedule A hereto (which do not include shares held in a fiduciary capacity or options) and desire to enter into this Agreement with respect to such Shares (for purposes of this Agreement, "beneficial ownership" shall have the meaning given to such term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")); and

         WHEREAS, Purchaser desires the Shareholders to agree, and the Shareholders are willing to agree, (i) not to transfer or otherwise dispose of any of the Shares prior to the Expiration Date (as defined in Section 1.1 below) and (ii) to vote the Shares so as to facilitate consummation of the Merger.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

        1.      Agreement to Retain and Vote Shares.

                 1.1 Transfer and Encumbrance. The Shareholders agree not to transfer (except as may be specifically required by court order), sell, exchange, pledge or otherwise dispose of or encumber any of the Shares or to make any offer or agreement relating thereto other than in accordance with the Merger, at any time prior to the Expiration Date. As used herein, the term "Expiration Date" shall mean the earlier to occur of: (a) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement and (b) such date as the Merger Agreement is terminated pursuant to the terms and provisions thereof, including, without limitation, in accordance with Section 8.01 thereof.

                1.2 Agreement to Vote Shares. From the date hereof until the Expiration Date, at every meeting of the shareholders of the Company, and at every adjournment or postponement thereof, and on every action or approval by written consent of the shareholders of the Company, the Shareholders shall, including by written consent if requested by Purchaser, vote (or cause to be voted) the Shares (i) in favor of adoption and approval of the Merger Agreement, the Merger and any matter that could reasonably be expected to facilitate the Merger and (ii) against any amendment of the Company's articles of incorporation or bylaws or other proposal, transaction, agreement or acquisition proposal involving the Company or any of its subsidiaries which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify, or result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under or with respect to, the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement. The Shareholders agree not to take any actions contrary to the Shareholders' obligations under this Agreement.

                1.3 Revocation of Other Proxies. To the extent inconsistent with the other provisions of this Agreement or the Merger Agreement, the Shareholders hereby revoke any and all previous proxies with respect to the Shareholders' Shares.

                1.4  Representations,   Warranties   and   Covenants   of    the
Shareholders. Each Shareholder hereby represents, warrants and covenants to Purchaser as follows:

                        (a)  Ownership  of  Shares; Authority.  The  Shareholder
(i) is the record and beneficial owner of the Shares, which at the date hereof and at all times up until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances; (ii) has full power and authority to make, enter into and carry out the terms of this Agreement; and
(iii) is not a party to any voting trusts, proxies or any other agreements or understandings with respect to the voting of the Shares.

                        (b) No Conflicts or Consents. The execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of the Shareholder's obligations under this Agreement will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to the Shareholder or by which its properties are bound or affected;
(ii) result in a violation of, or a default under, or loss of any rights with respect to the Shares under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Shareholder is a party or by which the Shareholder may be bound or to which the Shares are subject which would materially impair the ability of the Shareholder to perform hereunder; or (iii) result in or constitute a breach or default under, or give any person or entity rights of termination, amendment or acceleration in, the creation of an encumbrance or restriction applicable to any of the Shares.

                        (c) Transfer of Voting Rights. The Shareholder agrees that, until the Expiration Date, the Shareholder shall ensure that: (i) none of the Shares is deposited into a voting trust and (ii) no proxy is granted except in connection with the Seller Meeting in favor of the Merger, and no voting agreement or similar agreement is entered into, with respect to the Shares.

                        (d) No Proxy Solicitations, etc. From the date of this Agreement until the Expiration Date, the Shareholder, solely in his or her capacity as a shareholder of the Company, will not, and will not permit any individual or entity under the Shareholder's control to: (i) solicit proxies with respect to (A) an approval of any proposal made in opposition to or competition with consummation of the Merger, (B) the adoption of any merger agreement or approval of any merger, consolidation, sale of assets, reorganization or recapitalization with any party other than with Purchaser or Purchaser's affiliates (as defined in Rule 405 of the Securities
Act of 1933, as amended) or (C) any liquidation or winding up of the Company (each of the foregoing is hereinafter referred to as an "Opposing Proposal");
(ii) encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, including, without limitation, encouraging, facilitating or participating in any tender offer or exchange with respect to the Shares; or
(iii) initiate a shareholders' vote or action by consent of the Company shareholders with respect to an Opposing Proposal.

                (e) Shareholder Capacity. The Shareholder signs solely in his, her or its capacity as the record and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, the Shareholder's Shares, and not in his, her or its capacity as a director or officer of Seller. No provision of this Agreement is intended to or shall be interpreted as restricting the Shareholder's actions in his or her capacity as a director or officer of Seller.

                (f) Additional Covenants and Documents. The Shareholder hereby covenants and agrees (i) not to take any action prohibited by Section 4.01 of the Merger Agreement, and (ii) to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Purchaser, to carry out the intent of this Section 1.

        2.      Miscellaneous.

                2.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                2.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the Shareholder may be assigned by the Shareholder without prior written consent of Purchaser.

                2.3  Expenses.  All   costs  and expenses incurred in connection
with this Agreement shall be paid by the party incurring such cost or expense.

                2.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that Purchaser will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Shareholder. Therefore, it is agreed that, in addition to any other remedies that may be available to Purchaser upon any such violation, Purchaser shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Purchaser at law or in equity. Each Shareholder agrees not to seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with Purchaser seeking or obtaining such equitable relief.

                2.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be deemed duly delivered: (a) four business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (b) one business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service to the intended recipient as set forth below.

         If to Purchaser:           S&T Bancorp
                                    800 Philadelphia Street
                                    Indiana, Pennsylvania  15701-3921
                                    Attention:  James C. Miller
                                    Fax: 724-465-1488

         With a copy to:            Arnold & Porter llp
                                    555 Twelfth Street, N.W.
                                    Washington, D.C.  20004
                                    Attention:  Howard Hyde
                                    Fax: 202-942-5999

                                    Arnold & Porter LLP
                                    1600 Tysons Boulevard
                                    Suite 900
                                    McLean, Virginia 22102
                                    Attention:  Robert Ott
                                    Fax: 202-942-5999


         If to the Shareholder:     To the address for notice set forth on the
                                    signature pages hereto.

         With a copy to:


                                   Attention:
                                   Telecopy:


         Any party to this Agreement may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, telecopy, or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party to this Agreement may change the address to which notices and other communications hereunder are to be delivered by giving the other party to this Agreement notice in the manner herein set forth.

                2.6 Amendments; Termination; Expiration. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto. This Agreement may be terminated by Purchaser upon written notice to the Shareholders. This Agreement and the Shareholders' obligations hereunder shall terminate on the Expiration Date; provided, however, that each party shall remain liable for any breach of this Agreement by such party occurring prior to such termination.

                2.7 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the Commonwealth of Pennsylvania without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Pennsylvania or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the Commonwealth of Pennsylvania.

                2.8 Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

                2.9  Counterparts. This Agreement may be  executed  in   several
counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                2.10  Effect  of  Headings.   The  section  headings  herein are
for convenience only and shall not affect the construction or interpretation of this Agreement.


                [REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date and year first above written.

                                   S&T BANCORP, INC.


                                       By:
                                            ------------------------------------
                                            Name:
                                                    ----------------------------
                                            Title:

                                                    ----------------------------


                                   [SHAREHOLDER]

                                       By:
                                            ------------------------------------
                                            Name:
                                                    ----------------------------
                                            Title:
                                                    ----------------------------

                                   Shareholder's Address for Notice:

                                   ---------------------------------------------

                                   ---------------------------------------------

                                   ---------------------------------------------

                                   SCHEDULE A


                                  SHARES OWNED
                                  ------------